UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

U.S. CONCRETE, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 28, 2012
Dear Stockholder:

On behalf of the Board of Directors, we invite you to attend the 2012 Annual Meeting of Stockholders of U.S. Concrete, Inc. We will hold the meeting at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663 at 9:00 a.m. local time, on Monday, May 7, 2012.

We again are taking advantage of the Securities and Exchange Commission rules that allow issuers to provide electronic access to proxy materials over the Internet instead of mailing printed copies of those materials to each stockholder. We believe that furnishing these materials electronically allows us to more efficiently provide our stockholders with the information, while reducing costs and reducing the impact of our annual meeting on the environment. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

On March 28, 2012, we commenced the mailing to our stockholders (other than those who previously requested electronic or paper delivery) of a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, the Notice of Annual Meeting of Stockholders, the Proxy Statement providing information concerning the matters to be acted on at the meeting, and our Annual Report to Stockholders describing our operations during the year ended December 31, 2011. If you requested printed versions of these materials, a proxy card for the annual meeting is also included.

We hope you will be able to attend the meeting in person.  Whether or not you plan to attend, please take the time to vote. You may vote your shares via the Internet or by telephone by following the instructions included in this package, or, if you elected to receive printed versions of the materials, by signing, dating and returning the enclosed paper proxy card in the enclosed postage-paid envelope. If you attend the meeting and wish to vote your shares in person, you may revoke your proxy.

                Thank you for your interest in U.S. Concrete.

Sincerely,

Eugene I. Davis	William J. Sandbrook
Chairman of the Board	President and Chief Executive Officer

U.S. CONCRETE, INC.

2925 Briarpark Drive, Suite 1050, Houston, Texas 77042

_____________

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Monday, May 7, 2012
9:00 a.m., Local Time

_____________

To the Stockholders of U.S. Concrete, Inc.:

The 2012 Annual Meeting of Stockholders of U.S. Concrete, Inc. will be held on Monday, May 7, 2012, at 9:00 a.m., local time, at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663. At the meeting, we will ask you to consider and take action on the following:

(1)	to elect seven directors to serve until the 2013 Annual Meeting of Stockholders (Proposal No. 1);

(2)	to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of U.S. Concrete for the year ending December 31, 2012 (Proposal No. 2);

(3)
to approve the amendment to the 2010 Management Equity Incentive Plan to reallocate shares to increase the maximum number of shares available for awards to non-executive directors (Proposal No. 3); and

(4)	to transact any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting

Our Board of Directors set the close of business on March 13, 2012 as the record date for determining stockholders entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock held at that time. A list of all stockholders entitled to vote is available for inspection during normal business hours at our principal offices at 2925 Briarpark Drive, Suite 1050, Houston, Texas 77042. This list also will be available at the meeting.

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy so that your shares can be voted at the meeting and to help us ensure a quorum for the meeting. You may nonetheless vote in person if you attend the meeting.

By Order of the Board of Directors,

Katherine I. Hargis
Deputy General Counsel and Corporate Secretary
Houston, Texas
March 28, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholders
Meeting to be held on May 7, 2012: The Notice of Annual Meeting of Stockholders, Proxy Statement
and the Annual Report are available at www.proxyvote.com.

U.S. CONCRETE, INC.

PROXY STATEMENT
 FOR 2012 ANNUAL MEETING OF STOCKHOLDERS
_______________

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

Q:	Why did I receive a notice regarding the availability of proxy materials rather than the printed Proxy Statement and Annual Report, and how do I request a printed copy of the proxy materials?

A:
Pursuant to the Securities and Exchange Commission rules, we have elected to provide electronic access to our proxy materials over the Internet instead of mailing printed copies of these materials to each stockholder. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record, which we began mailing on or about March 28, 2012. We refer to that notice as the “Notice.” Instructions on how to access the proxy materials over the Internet are included in the Notice.

All stockholders will have the ability to access the proxy materials on the Web site referred to in the Notice. If you received that Notice, then you will not receive a printed copy of the proxy materials unless you request them. Stockholders may request to receive a printed set of the proxy materials, on an ongoing basis, via the Internet at www.proxyvote.com, by sending an email to sendmaterial@proxyvote.com, or by calling 1-800-579-1639.

Q:           What am I being asked to vote on?

A:           We are asking you to consider and vote on the following:

•	the election of seven directors to serve until the 2013 annual meeting of stockholders (Proposal No. 1);

•	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012 (Proposal No. 2);

•
the approval of the amendment to the 2010 Management Equity Incentive Plan to reallocate shares to increase the maximum number of shares available for awards to non-executive directors (Proposal No. 3); and

•	any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

Q:           Who may vote?

A:
All stockholders of record as of the close of business on March 13, 2012, the record date for the meeting, are entitled to vote. Holders of our common stock are entitled to one vote per share.  As of March 13, 2012, 12,890,450 shares of our common stock were outstanding and entitled to vote.

Q:	Who may attend the meeting?

A:	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:	How do I vote?

A:           You may vote in the following ways:

•	you may come to the annual meeting and cast your vote in person;

•	you may cast your vote by telephone by using the toll-free number listed on the Notice;

•	you may cast your vote over the Internet by using the Internet address listed on the Notice; or

•
if you elected to receive printed versions of the materials, you may vote by signing and returning the enclosed proxy card. If you return the proxy card, the persons named on the card will vote your shares in the manner you indicate.

The telephone and Internet voting procedures are designed to verify your vote through the use of a voter control number that is provided on your individual copy of the Notice. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. Please see your copy of the Notice for specific instructions.

If you hold shares through a brokerage firm, bank or other custodian, you may vote by telephone or the Internet only if the custodian offers that option.

Q:           Who is soliciting my proxy?

A:
U.S. Concrete’s Board of Directors is soliciting your proxy. Certain of our directors, officers and employees also may solicit proxies on the Board of Directors’ behalf by mail, telephone, email, fax or in person.

Q:           Who will bear the expenses of this solicitation?

A:
We will pay the costs and expenses of the solicitation. Our directors, officers and employees will not receive additional remuneration for soliciting proxies. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable costs and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:           What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

A:
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you by us. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

Q:           What happens if I do not indicate how I wish to vote on one or more of the proposals?

A:
If you are a shareholder of record and you return your signed proxy card but do not indicate how you wish to vote, the persons named as proxies will vote your shares (1) “FOR” election of all the nominees for director (Proposal No. 1),  (2) “FOR” ratification of the appointment of Grant Thornton LLP (Proposal No. 2), and “FOR”  approval of the amendment to the 2010 Management Equity Incentive Plan to reallocate shares to increase the maximum number of shares available for awards to non-executive directors (Proposal No. 3). If any other matter does come before the annual meeting, the proxy holders will vote the proxies according to their best judgment.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the national  securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”  Under applicable rules, brokers will not be able to vote for the election of nominees for director (Proposal No. 1). Therefore, it is very important that you vote your proxy so that your vote can be counted.

Q:           What if I vote by proxy and then change my mind?

A:	If you vote by proxy, via mail, the Internet or telephone, you may later revoke your proxy instructions by:

•	writing to U.S. Concrete’s Corporate Secretary at the mailing address in the answer to the last question below;

•	delivering a properly executed proxy card dated after the date of the proxy card you want to revoke;

•	voting at a later time by telephone or the Internet; or

•	attending the annual meeting and casting your vote in person.

Q:	When did U.S. Concrete begin mailing the Notice and first distribute this proxy statement and the accompanying form of proxy to stockholders?

A:	We began mailing the Notice, and first distributed this proxy statement and the accompanying form of proxy to our stockholders, on or about March 28, 2012.

Q:	What constitutes a quorum?

A:
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting constitutes a quorum. We need a quorum of stockholders to hold a valid annual meeting. If you have properly voted by proxy, via mail, the Internet or telephone, you will be considered part of the quorum. We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. If a quorum is not present, the chairman or the holders of a majority of the shares of common stock present in person or by proxy at the annual meeting may adjourn the meeting, without notice other than an announcement at the meeting, until the required quorum is present.

Q:	What vote is required for the passage of each of the proposals up for consideration at the annual meeting?

A:
Directors are elected by a plurality, which means that the seven nominees receiving the greatest number of votes will be elected. Ratification of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012 requires the affirmative vote of a majority of the votes cast on the proposal.  Approval of the amendment to the 2010 Management Equity Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the vote for directors, ratification of our independent registered public accounting firm, and the vote for the amendment to the 2010 Management Equity Incentive Plan.

Q:           Who will count the votes?

A:	Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.

Q:           What shares are reflected on my copy of the Notice or my proxy card?

A:
The shares listed on your copy of the Notice or your proxy card represent, as of the record date, all the shares of common stock held in your name, as distinguished from shares held by a broker in “street” name. You should receive a separate notice or proxy card from your broker if you hold shares in “street” name.

Q:	What does it mean if I get more than one Notice or proxy card?

A:
It indicates that your shares are held in more than one account, such as two brokerage accounts, or are registered in different names. You should vote or provide a proxy for the shares covered by each Notice or proxy card to ensure that all your shares are voted.

Q:	What is the deadline for submitting a proxy?

A:
In order to be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. on May 4, 2012. Proxies submitted by mail must be received prior to the start of the annual meeting.

Q:	What is U.S. Concrete’s mailing address?

A:	Our mailing address is U.S. Concrete, Inc., 2925 Briarpark Drive, Suite 1050, Houston, Texas 77042.

SECURITY OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of March 13, 2012 (except as set forth in the footnotes below) by each person who we know beneficially owns more than 5% of the outstanding shares of our common stock, each of our current directors, our current named executive officers and all our current directors and current executive officers as a group. Unless otherwise indicated in the footnotes below, each individual named has sole voting and dispositive power with respect to the shares shown, and the address of all those persons is c/o U.S. Concrete, Inc., 2925 Briarpark Drive, Suite 1050, Houston, Texas 77042.

	Shares of Common Stock Beneficially Owned
Name	Number	Percent

Whippoorwill Associates, Inc.(1)	4,650,286	30.9
MacKay Shields LLC (2)	1,732,189	14.5
JPMorgan Chase & Co. (3)	1,701,860	14.2
Whitebox Advisors, LLC (4)	1,350,128	9.9
Monarch Alternative Capital LP (5)	1,248,533	9.9
William J. Sandbrook (6)	812,810	6.3
Kurt M. Cellar (7)	67,660	*
Robert M. Rayner (8)	42,754	*
Eugene I. Davis (9)	33,660	*
Michael D. Lundin (10)	33,660	*
Colin M. Sutherland (11)	33,660	*
Gary J. Konnie (12)	31,049	*
James C. Lewis (13)	27,757	*
Jeff L. Davis (14)	25,530	*
Michael L. Gentoso (15)	25,197	*
Theodore P. Rossi	0	*
Directors and executive officers as a group (17 persons) (16)	1,198,755	8.6

*   Less than 1%.

(1)
Number of shares owned is based solely on a Schedule 13D/A filed with the SEC jointly by Whippoorwill Associates, Inc. (“Whippoorwill”), Shelley F. Greenhaus and Steven K. Gendal on February 27, 2012, reporting ownership as of February 27, 2012. Mr. Greenhaus is the President and a Principal of Whippoorwill, and Mr. Gendal is a Principal of Whippoorwill. The address for Whippoorwill and Messrs. Greenhaus and Gendal is 11 Martine Avenue, White Plains, NY 10606.  The Schedule 13G reports beneficial ownership, shared dispositive power and shared voting power for 4,650,286 shares of common stock, 2,486,762 of which were held as common shares and 2,163,524 of which would be issuable upon conversion of the Company’s 9.5% convertible secured notes (the “Notes”) that may be deemed to be beneficially owned by Whippoorwill. We have not made any independent determination as to the beneficial ownership of those stockholders, including the applicability of the conversion cap set forth in the indenture governing the Notes that prohibits the conversion of the Notes if after such conversion the holder of the Notes and its affiliates would beneficially own more than 9.9% of the outstanding common stock (the “Conversion Cap”), and are not restricted in any determination we make by reason of inclusion of those stockholders or their shares in this table.

(2)
Number of shares owned is based solely on a Schedule 13G/A filed with the SEC on January 10, 2011, reporting ownership as of December 31, 2010. This stockholder’s address is 9 West 57th Street, New York, NY 10019. The Schedule 13G/A reports beneficial ownership, sole dispositive power and sole voting power for 1,732,189 shares of common stock. We have not made any independent determination as to the beneficial ownership of such stockholder, and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(3)
Number of shares owned is based solely on a Schedule 13G filed with the SEC on February 3, 2011, reporting ownership as of January 31, 2011. This stockholder’s address is 270 Park Avenue, New York, NY 10017. The Schedule 13G reports beneficial ownership and sole dispositive power for 1,701,860 shares of common stock, and sole voting power for 1,668,514 shares of common stock. We have not made any independent determination as to the beneficial ownership of such stockholder, and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(4)
Number of shares owned is based solely on a Schedule 13G/A filed with the SEC jointly by Whitebox Advisors, LLC (“WA”), Whitebox Multi-Strategy Advisors, LLC (“WMSA”), Whitebox Multi-Strategy Partners, L.P.(“WMSP”), Whitebox Multi-Strategy Fund, L.P.(“WMSFLP”), Whitebox Multi-Strategy Fund, Ltd. (“WMSFLTD”), Whitebox Concentrated Convertible Arbitrage Advisors, LLC (“WCCAA”), Whitebox Concentrated Convertible Arbitrage Partners, L.P. (“WCCAP”), Whitebox Concentrated Convertible Arbitrage Fund, L.P. (“WCCAFLP”), Whitebox Concentrated Convertible Arbitrage Fund, Ltd. (“WCCAFLTD”), Whitebox Credit Arbitrage Advisors, LLC (“WCRAA”), Whitebox Credit Arbitrage Partners, L.P. (“WCRAP”), Whitebox Credit Arbitrage Fund, L.P. (“WCRAFLP”), Whitebox Credit Arbitrage Fund, Ltd. (“WCRAFLTD”) and HFR RVA Combined Master Trust (“HFR”) on February 14, 2012, reporting ownership as of December 31, 2011. The address of the business office of WA, WMSA, WMSFLP, WCCAA, WCCAFLP, WCRAA and WCRAFLP is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416. The address of the business office of WMSP, WMSFLTD, WCCAP, WCCAFLTD, WCRAP and WCRAFLTD is Trident Chambers, P.O. Box 146, Waterfront Drive, Wickhams Cay, Road Town, Tortola, British Virgin Islands. The address of the business office of HFR is HFR RVA Combined Master Trust, 65 Front Street, Hamilton, HM 11, Bermuda. The Schedule G reports the following beneficial ownership: WA, acting as an investment advisor to its client, is deemed to be the beneficial owner of 1,350,128 shares of common stock; WMSA is deemed to beneficially own 684,847 shares of common stock; WMSP is deemed to beneficially own 684,847 shares of common stock as a result of its ownership of Notes and common stock; WMSFLP and WMSFLTD are each deemed to beneficially own 684,847 shares of common stock as a result of their indirect ownership of Notes and common stock; WCCAA is deemed to beneficially own 141,742 shares of common stock; WCCAP is deemed to beneficially own 141,742 shares of common stock as a result of its ownership of Notes; WCCAFLP and WCCAFLTD are each deemed to beneficially own 141,742 shares of common stock as a result of their indirect ownership of Notes; WCRAA is deemed to beneficially own 517,406 shares of common stock; WCRAP is deemed to beneficially own 517,406 shares of common stock as a result of its ownership of Notes and common stock; WCRAFLP and WCRAFLTD are each deemed to beneficially own 517,406 shares of common stock as a result of their indirect ownership of Notes and common stock; and HFR is deemed to beneficially own 6,133 shares of common stock as a result of its ownership of common stock. The Schedule G reports the following shared voting power: WA has shared voting power with respect to 1,247,008 shares of common stock; WMSA, WMSP, WMSFLP and WMSFLTD have shared voting power with respect to 630,983 shares of common stock; WCCAA, WCCAP, WCCAFLP and WCCAFLTD have shared voting power with respect to 122,868 shares of common stock; and WCRAA, WCRAP, WCRAFLP and WCRAFLTD have shared voting power with respect to 487,031 shares of common stock. The schedule G reports the following shared dispositive power: WA has shared dispositive power with respect to 1,247,008 shares of common stock; WMSA, WMSP, WMSFLP and WMSFLTD have shared dispositive power with respect to 630,983 shares of common stock; WCCAA, WCCAP, WCCAFLP and WCCAFLTD have shared dispositive power with respect to 122,868 shares of common stock; and WCRAA, WCRAP, WCRAFLP and WCRAFLTD have shared dispositive power with respect to 487,031 shares of common stock. We have not made any independent determination as to the beneficial ownership of those stockholders and are not restricted in any determination we make by reason of inclusion of those stockholders or their shares in this table.

(5)
Number of shares owned is based solely on a Schedule 13G filed with the SEC jointly by Monarch Debt Recovery Master Fund Ltd. (“MDRF”), Monarch Alternative Capital LP (“MAC”), MDRA GP LP (“MDRA GP”) and Monarch GP LLC (“Monarch GP”) on September 9, 2010, reporting ownership as of August 31, 2010. MAC serves as advisor to a variety of funds, including MDRF, MDRA GP is the general partner of MAC and Monarch GP is the general partner of MDRA GP. The stockholders’ address is c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, NY 10022. The Schedule 13G reports beneficial ownership, shared dispositive power and shared voting power for 795,316  shares of common stock for MDRF, and 1,248,533 shares of common stock for MAC, MDRA GP and Monarch GP. The 1,248,533 shares include 711,446 shares issuable upon conversion of the Notes, and the application of the Conversion Cap. We have not made any independent determination as to the beneficial ownership of those stockholders and are not restricted in any determination we make by reason of inclusion of those stockholders or their shares in this table.

(6)
Includes 750,000 shares of restricted common stock Mr. Sandbrook is deemed to beneficially own solely by virtue of his voting power over such shares.  Certain of the shares of restricted common stock will vest in annual installments from their date of grant, and certain of the shares may vest upon the achievement of certain performance-based criteria.

(7)
Includes 19,635 shares of common stock Mr. Cellar has the right to acquire within 60 days on the vesting of RSUs and Incentive RSUs, and 4,000 shares deemed beneficially owned as co-trustee of the Margaret Cellar 2010 Trust.

(8)	Includes 19,635 shares of common stock Mr. Rayner has the right to acquire within 60 days on the vesting of RSUs and Incentive RSUs.

(9)	Includes 19,635 shares of common stock Mr. Davis has the right to acquire within 60 days on the vesting of RSUs and Incentive RSUs.

(10)	Includes 19,635 shares of common stock Mr. Lundin has the right to acquire within 60 days on the vesting of RSUs and Incentive RSUs.

(11)	Includes 19,635 shares of common stock Mr. Sutherland has the right to acquire within 60 days on the vesting of RSUs and Incentive RSUs.

(12)	Includes 25,614 shares of common stock Mr. Konnie has the right to acquire within 60 days on the vesting of RSUs and Incentive RSUs, and the exercise of stock options and warrants.

(13)	Includes 21,467 shares of common stock Mr. Lewis has the right to acquire within 60 days on the vesting of RSUs and Incentive RSUs, and the exercise of stock options.

(14)	Includes 21,413 shares of common stock Mr. Davis has the right to acquire within 60 days on the vesting of RSUs and Incentive RSUs, and the exercise of stock options and warrants.

(15)	Includes 21,065 shares of common stock Mr. Gentoso has the right to acquire within 60 days on the vesting of RSUs and Incentive RSUs, and the exercise of stock options and warrants.

(16)
Includes 992,277 shares of common stock the current directors and current executive officers as a group have the right to acquire within 60 days on the vesting of RSUs and Incentive RSUs, and the exercise of stock options and warrants.

The number of shares and percentage of ownership for each person listed and for the directors and executive officers as a group assumes that shares of common stock those persons may acquire within 60 days after March 13, 2012 are outstanding.

PROPOSAL NO. 1
 ELECTION OF DIRECTORS

Our Board currently consists of seven members. The persons named in the proxy will vote to elect all of the nominees as directors for terms ending at the 2013 Annual Meeting of Stockholders, except in cases where authority to vote for the nominees is withheld. Although we have no reason to believe that the nominees will be unable to serve as directors, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee our Board designates.

Information regarding the ages and backgrounds of the nominees is set forth below (ages are as of December 31, 2011):

Nominee	Age	Position(s) Held
Eugene I. Davis	57	Director and Chairman of the Board (1)
William J. Sandbrook	54	Director, President and Chief Executive Officer
Kurt M. Cellar	42	Director (2)
Michael D. Lundin	52	Director (3)
Robert M. Rayner	65	Director (4)
Colin M. Sutherland	56	Director (5)
Theodore P. Rossi	60	Director (6)

(1)	Chairman of the Board, member and chair of the nominating and corporate governance committee and member of the audit committee.
(2)	Member and chair of the compensation committee.
(3)	Member of the compensation committee.
(4)	Member and chair of the audit committee and member of the nominating and corporate governance committee.
(5)	Member of the audit committee, member of the compensation committee and member of the nominating and corporate governance committee.
(6)	Member of the compensation committee

Eugene I. Davis

Eugene I. Davis has been the Chairman of our Board of Directors since 2010. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law.

Mr. Davis is also a director of DEX One Corp., Global Power Equipment Group Inc., Spectrum Brands, Inc., U.S. Concrete, Inc., and WMI Holdings Corp.  He is also a director of Trump Entertainment Resorts, Inc. and Lumenis Ltd., whose common stock is registered under the Securities Exchange Act of 1934 but does not publicly trade. Mr. Davis is also on the board of Ambassadors International.  On May 25, 2011, Ambassadors International sold substantially all of its assets through a Chapter 11 bankruptcy process and is winding up its activities, after which Ambassadors International will no longer be a publicly traded company. Mr. Davis is also on the Board of GSI Group, Inc., but is not standing for election as a director at the 2012 Annual Meeting.  During the past five years, Mr. Davis has also been a director of American Commercial Lines Inc., Delta Airlines, Foamex International Inc., Footstar, Inc., Granite Broadcasting Corporation, Ion Media Networks, Inc., Knology, Inc., Media General, Inc., Mosaid Technologies, Inc., Ogelbay Norton Company, Orchid Cellmark, Inc., PRG-Schultz International Inc., Roomstore, Inc., Rural/Metro Corp., SeraCare Life Sciences, Inc , Silicon Graphics International, Smurfit-Stone Container Corporation, Solutia Inc., Spansion, Inc., Tipperary Corporation, Viskase, Inc. and YRC Worldwide, Inc.

William J. Sandbrook

William J.  Sandbrook has served as our President and Chief Executive Officer and director since August 2011.  From June 2008 until August 2011, Mr. Sandbrook was Chief Executive Officer of Oldcastle Inc.’s Products and Distribution Group. From 2006 to June 2008, Mr. Sandbrook was Chief Executive Officer of Oldcastle Architectural Product’s Group responsible for Oldcastle’s U.S. and Canadian Operations, as well as CRH’s business in South America.  From 2003 to 2006, Mr. Sandbrook served as President of Oldcastle Materials West Division. Mr. Sandbrook joined Tilcon New York as Vice President in 1992 and became President and CEO three years later.  In 1996, Tilcon was acquired by Oldcastle Materials.

Mr. Sandbrook is a 1979 graduate of the U.S. Military Academy at West Point.  After receiving his Bachelor of Science he spent thirteen years in the U.S. Army.  Mr. Sandbrook’s service included a four-year tour in Germany in cavalry and engineering units, three years as an Associate Professor in the Department of Mathematics at the U.S. Military Academy at West Point and two years as the Army Program representative to Raytheon.  While teaching at West Point, Mr. Sandbrook earned his Professional Engineer’s License (PE) in Industrial Engineering.  Mr. Sandbrook earned four Master’s Degrees while in the service. He received an MBA from Wharton, a Master of Science in Systems Engineering from the University of Pennsylvania, a Master in Public Policy from the Naval War College and a Master of Arts in International Relations from Salve Regina University.  In recognition of his efforts at Ground Zero after the September 11th bombing of the World Trade Center, Bill was named the Rockland County, NY 2002 Business Leader of the Year, the Dominican College 2002 Man of the Year and the American Red Cross 2003 Man of the Year for Southern New York.  Our Board of Directors concluded that Mr. Sandbrook is well-qualified to serve as one of our directors based on his significant experience in the building materials industry.

            Kurt M. Cellar

Kurt M. Cellar has served as one of our directors since 2010. Since January 2008, Mr. Cellar has been a consultant and board member to companies in a variety of industries as well as a private investor.  From 1999 to 2008, Mr. Cellar worked for the hedge fund Bay Harbour Management, L.C., where he was partner and portfolio manager from 2003 until his departure.  During his tenure at Bay Harbour, the fund won many investor awards including The Absolute Return “Hedge Fund of the Year” award in 2006.  Prior to Bay Harbour, Mr. Cellar was with the private equity firm Remy Investors.  Before that, he was a strategy consultant at LEK/Alcar.

Mr. Cellar is currently a director of Angiotech Pharmaceuticals, Aventine Renewable Energy, Hawaiian Telcom, Home Buyers Warranty, Horizon Lines and Six Flags Entertainment. Within the last five years, Mr. Cellar has served as a director of The Penn Traffic Company and RCN Corporation.  Mr. Cellar has a BA in Economics/Business from the University of California, Los Angeles and a Masters in Business Administration from the Wharton School of Business.  Mr. Cellar is a Chartered Financial Analyst. Our Board of Directors concluded that Mr. Cellar is well-qualified to serve as one of our directors based on his financial expertise and considerable board experience.

Michael D. Lundin

Michael D. Lundin has served as one of our directors since 2010. Since June 2008, he has served as the Head of Operations, Chairman North Coast Minerals with Resilience Capital Partners.  Previously, Mr. Lundin was the President and Chief Executive Officer of Oglebay Norton Company from December 2002 to February 2008, where he also served as the Chief Operations Officer and the President of the Great Lakes Mineral Division and the Michigan Limestone Operations.

Mr. Lundin also serves as the non-executive chairman of each of Broder Brothers and Euramax.  Mr. Lundin is also a director of Rand Logistics and Avtron, Inc.  Within the last five years, Mr. Lundin served as a director of World Technologies, Inc., Oglebay Norton Company and United Shipping Alliance. Mr. Lundin has a BS from the University of Wisconsin-Stout and a Masters in Business Administration from Loyola Marymount University. Our Board of Directors concluded that Mr. Lundin’s experience in the aggregates sector and board service makes him well-qualified to serve as one of our directors.

Robert M. Rayner

Robert M. Rayner has served as one of our directors since 2010. Mr. Rayner is President of RM Industries, LLC, an advisory firm providing services relating to management, turnarounds and acquisitions primarily to privately-held and private equity owned firms. Mr. Rayner also serves as the chairman of the board of TestEquity LLC, an Evercore portfolio company, and as a director of Distribution International Holdings LLC and Audax Group portfolio company. Previously, he served as the President and Chief Executive Officer, and a director, of Specialty Products & Insulation Co. (“SPI”), a leading national distributor of insulation and architectural products and an Evercore portfolio company, from March 2004 to SPI’s sale in September 2009.  From 1994 to early 2002, Mr. Rayner was the President and Chief Operating Officer of Essroc Corp. (“Essroc”), the U.S. operations of a global cement company.  He had previously served as the Chief Financial Officer and President of the Construction Materials Division of Essroc.  Prior to joining Essroc, for twelve years Mr. Rayner held various domestic and international positions in corporate finance, treasury and international business at Pepsi Co., Inc. and before that he was a consulting civil engineer in the U.K. for six years.

In 2001, Mr. Rayner was elected by his peers as the Chairman of the Board of the Portland Cement Association, the non-profit organization for the cement producers in the United States and Canada.  Mr. Rayner holds a civil engineering degree from Bristol University, England and is a professional member of the U.K. Institution of Civil Engineers.  He has a Masters in Business Administration in finance from the London Business School and a Diploma in International Management from London Business School, New York University and Hautes Etudes Commerciales, France. Our Board of Directors concluded that Mr. Rayner is well-qualified to serve as one of our directors based on his experience in the cement industry, financial expertise and prior board experience.

Colin M. Sutherland

Colin M. Sutherland has served as one of our directors since 2010. Since April 2011, he has served as Vice President Corporate Development of The Waterford Group, a privately-held company based in southern Ontario that operates in the aggregates, ready-mixed concrete and industrial services sectors. From July 2010 to February 2011, he served as Senior Corporate Development Advisor to the CEO of Armtec Infrastructure Income Fund, one of North America’s largest producers of pre-cast and pre-stressed concrete components and structures.  Mr. Sutherland served as the Executive Vice President of Catawba Resources from March 2007 to April 2010, and as the Vice President, Business Development, Integration & Strategy at Holcim (US) Inc. from August 2003 to February 2007.  He served as the Paris-based Vice President, Cementitious Materials with Lafarge S.A. from October 2001 to July 2003, as Group Integration Director for Blue Circle Industries PLC from February 2001 to September 2001, and as Director of Corporate Development for Blue Circle North America from September 1995 to January 2001.  Mr. Sutherland holds a Bachelor of Commerce degree from the Queen’s University.  He has also pursued graduate studies at the Wharton School of Business. Based on Mr. Sutherland’s over 30 years of experience in the heavy building materials sector, our Board of Directors concluded that he is well-qualified to serve as one of our directors.

Theodore P. Rossi

Mr. Rossi has served as one of our directors since December 2011.  Mr. Rossi has over 40 years of experience in the manufacturing and marketing of hardwood products.  From 2009 to the present, Mr. Rossi has served as Chairman and Chief Executive Officer of The Rossi Group, LLC, a leading manufacturer and exporter of hardwood lumber. From 1971 to 2009, Mr. Rossi served as Chairman and Chief Executive Officer of Rossi American Hardwoods, one of the largest producers and manufacturers in the USA.  Mr. Rossi served as President and is currently on the Executive Committee of the National Hardwood Lumber Association.  He is former Chairman of the American Hardwood Export Council and has been a member of the Board since 1988.  Mr. Rossi is currently Chairman of the Development Committee for the Hardwood Federation and is past President.  Mr. Rossi is past Chairman of the Mt. St. John Foundation and a former member of the Board of Trustees of the University of Connecticut. Based on Mr. Rossi’s over 40 years of experience in the hardwood products sector, our Board of Directors concluded that he is well-qualified to serve as one of our directors.

Directors will be elected by a plurality vote, which means that the seven nominees receiving the highest number of affirmative votes, whether in person or by proxy, at the annual meeting will be elected. Any abstentions or broker non-votes will not affect the vote.  If you properly completed the voting instructions via mail, the Internet or telephone, the persons named as proxies will vote your shares “FOR” the election of the nominees listed above unless you withhold authority to vote for one or more of the nominees. We do not expect that any of the nominees will refuse or be unable to act as a director of U.S. Concrete for the term specified. If, however, any nominee becomes unable or unwilling to serve as a director prior to the vote, the persons named as proxies intend to vote the proxy shares for the election of any other person the Board of Directors may designate.

The Board of Directors recommends that you vote “FOR” the election of our director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

Our Board met eighteen (18) times and took action by unanimous written consent on fifteen (15) occasions during 2011.  Our Board currently has standing audit, compensation and nominating and corporate governance committees.   Committee designations are generally made by the Board following the election of directors at each annual meeting of our stockholders, upon the formation of a new committee, and upon the addition or resignation of directors between annual meetings, if needed.  Since the date of our 2011 proxy, our Board made committee designations upon the formation of the nominating and corporate governance committee on August 2, 2011, following the August 2, 2011 meeting of our stockholders, and upon the appointment of Theodore P. Rossi on November 28, 2011.

During 2011, each of our directors attended at least 75% of the meetings of the Board and any committee of the Board on which such director served. Our common stock is quoted on the Nasdaq Capital Market (the “Nasdaq”). As a result, we are subject to the Nasdaq’s listing standards. The Board has determined that six of its directors, Messrs. Davis, Cellar, Lundin, Rayner, Sutherland, and Rossi are “independent directors” within the meaning of the applicable listing standards of the Nasdaq.

Our policy on attendance by the members of the Board at our annual meetings of stockholders is that members of the Board are invited, but are not required to attend. Each of our directors attended last year’s annual meeting before such meeting was adjourned, and only Mr. Davis attended the reconvened meeting.

Audit Committee

The audit committee met five times and took action by unanimous written consent on two occasions during 2011.  The audit committee has consisted of Messrs. Rayner (chair), Davis and Sutherland since August 31, 2010. The audit committee is governed by a charter our Board has adopted, a copy of which is available on our Web site at www.us-concrete.com under Investor Relations – Corporate Governance. The Board has determined that each member of the audit committee is an “independent director” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq. The Board has also determined that Messrs. Rayner and Davis are each an “audit committee financial expert,” as defined in the applicable rules of the SEC. For information relating to Messrs. Rayner and Davis' backgrounds, see their respective biographical information under “Election of Directors” above.

The audit committee assists our Board in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements, financial reporting process and internal control systems;

•	the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	our compliance with legal and regulatory requirements;

•	certain aspects of our Compliance and Ethics Program relating to financial matters, books and records and accounting as required by applicable statutes, rules and regulations; and

•	the assessment of the major financial risks facing us.

The audit committee’s purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm and the performance of our internal auditors and outside firms providing internal audit services.

Prior to the formation of the nominating and corporate governance committee on August 2, 2011, the audit committee was also responsible for  all  functions and duties relating to corporate governance matters, including ensuring that we operate in accordance with our Corporate Governance Guidelines, leading the Board in its annual assessment of the performance of the Board, its committees and each of the directors, and reviewing, evaluating and recommending changes to our Corporate Governance Guidelines.  Beginning on August 2, 2011, the nominating and corporate governance committee  assumed all functions and duties relating to corporate governance.

Our management is responsible for preparing our financial statements and for our internal controls, and our independent registered public accounting firm is responsible for auditing those financial statements and the related audit of internal control over financial reporting. The audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work. The following functions are among the key duties and responsibilities of the audit committee:

•
reviewing and discussing with management and our independent registered public accounting firm our annual audited and interim unaudited financial statements and related disclosures included in our quarterly earnings releases and periodic reports filed with the SEC;

•	recommending to the Board whether our audited financial statements should be included in our Annual Report on Form 10-K for that year;

•
reviewing and discussing the scope and results of the independent registered public accounting firm’s annual audit and quarterly reviews of our financial statements, and any other matters required to be communicated to the audit committee by the independent registered public accounting firm;

•
reviewing and discussing with management, our senior internal audit executive, outside firms providing internal audit services and our independent registered public accounting firm the adequacy and effectiveness of our disclosure controls and procedures, our internal controls and procedures for financial reporting and our risk assessment and risk management policies;

•	the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, including overseeing their independence;

•	reviewing and pre-approving all audit, review or attest services and permitted non-audit services that may be performed by our independent registered public accounting firm;

•	establishing and maintaining policies relating to our hiring of employees and former employees of our independent registered public accounting firm,

•	reviewing and assessing, on an annual basis, the adequacy of the audit committee’s charter, and recommending revisions to the Board;

•
reviewing the appointment of our senior internal audit executive, and reviewing and discussing with that individual, and any outside firms providing internal audit services, the scope and staffing of our internal audits and reviewing all significant internal audit reports and management’s responses;

•	confirming the regular rotation of the audit partners with our independent auditor, as required by applicable law, and considering whether there should be regular rotation of our auditors;

•	preparing an annual report for inclusion in our proxy statement, with the names of all audit committee members, stating whether the committee:

o	reviewed and discussed the audited financial statements for the immediately preceding year with management;

o	discussed with the auditors matters requiring discussions by the Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended;

o
received the annual written disclosures from the auditors required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), including PCAOB Rule 3526, (1) delineating all relationships between auditors or their affiliates and us, and (2) affirming the auditors’ independence as of the date of the written statement; and

o	based on that review and discussion, recommended to the Board that such audited financial statements be included in the our Annual Report on Form 10-K;

•	reviewing legal and regulatory matters that may have a material impact on our financial statements and reviewing our compliance policies and procedures;

•
reviewing the Company’s significant financing transactions and related documentation that may have a material impact on the Company’s ability to borrow to ensure the Company is able to finance its ongoing as well as future operations, and evaluating whether to recommend to the Board to approve or ratify any such financing transaction;

•	considering all of the relevant facts and circumstances available for related-party transactions submitted to the committee in accordance with our policy regarding related-persons transactions;

•
establishing and maintaining procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters for the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters; and

•	performing such other functions the audit committee or the Board deems necessary or appropriate under applicable law, including those set forth in our Corporate Governance Guidelines.

The audit committee meets separately with our internal auditors and the independent registered public accounting firm to provide an open avenue of communication.

Compensation Committee

The compensation committee met three times and took action by unanimous written consent on two occasions during 2011.  Prior to November 28, 2011, the compensation committee consisted of Messrs. Cellar (chair), Lundin and Sutherland. Since November 28, 2011, the compensation committee has consisted of Messrs. Cellar (chair), Lundin, Sutherland and Rossi.  Each member of the compensation committee is an “independent director” within the meaning of the applicable rules of the SEC and applicable Nasdaq listing standards. The compensation committee is governed by a charter our Board has adopted, a copy of which is available on our Web site at www.us-concrete.com under Investor Relations – Corporate Governance.

There are three primary responsibilities of our compensation committee: (1) to discharge the Board’s responsibilities relating to compensation of our executives and directors; (2) to oversee the adoption of policies that govern our compensation programs, including stock and incentive plans; and (3) to produce annual reports relating to our compensation discussion and analysis for inclusion in the proxy statements for our annual meetings. The committee operates under a written charter adopted by our Board. Pursuant to the charter, the committee has the resources necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants as it deems necessary. The following are the key functions of the compensation committee, any of which may be delegated to one or more subcommittees, as the committee may deem necessary or appropriate:

•
review and approve annually the corporate goals and objectives relevant to the compensation of our executive officers, evaluate the performance of our executive officers in light of those goals and set the compensation levels of our executive officers based on the committee’s evaluation;

•
review the competitiveness of our compensation programs for executive officers to (1) ensure the attraction and retention of executive officers, (2) ensure the motivation of our executive officers to achieve our business objectives, and (3) align the interests of our executive officers and key employees with the long-term interests of our stockholders;

•	review trends in management compensation, oversee the development of new compensation plans and, when necessary, approve the revision of existing plans;

•
periodically review the compensation paid to nonemployee directors through annual retainers and meeting fees and any other cash or equity components of compensation and perquisites, if any, and, make recommendations to the Board for any adjustments;

•	review and make recommendations to the Board regarding director and officer’s indemnification and insurance matters;

•
review and approve the employment agreements, salaries, bonuses, equity or equity-based awards and severance, termination, indemnification and change in control agreements for all our executive officers;

•	review and approve compensation packages for new executive officers and termination packages for executive officers as may be suggested by management or the Board;

•	review and approve our policies and procedures with respect to expense accounts and perquisites for our executive officers;

•	review and discuss with the Board and our executive officers plans for executive officer development and corporate succession plans for the Chief Executive Officer and other executive officers;

•	review and make recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans;

•	oversee our employee benefit plans;

•	review periodic reports from management on matters relating to personnel appointments and practices;

•
review and discuss with management our compensation discussion and analysis and produce annual reports relating to our compensation discussion and analysis for inclusion in the proxy statements for our annual meetings in compliance with applicable SEC rules and regulations; and

•	annually evaluate the committee’s performance and its charter.

For additional information regarding the compensation committee, see “Compensation Committee Interlocks and Insider Participation” and “Compensation Discussion and Analysis.”

Chief Executive Officer Search Committee

On March 30, 2011, the Company announced that Michael W. Harlan, the Company’s former President and Chief Executive Officer, would be leaving the Company.  The Board of Directors formed an executive search committee consisting of the Messrs. Cellar, Lundin and Sutherland and named Director Kurt M. Cellar to head the search committee. The committee engaged Russell Reynolds Associates to assist in the search of his replacement.  The committee was successful in its search and on August 22, 2011, Mr. William J. Sandbrook commenced employment with the Company as its new President and Chief Executive Officer.

 Nominating and Corporate Governance Committee

Following its formation on August 2, 2011, the nominating and corporate governance committee has consisted of Messrs. Davis (chair), Cellar, Lundin, Rayner and Sutherland. Upon its formation, the nominating and corporate governance committee met one time and took action by unanimous written consent on one occasion in 2011. Each member of the nominating and corporate governance committee is an “independent director” within the meaning of applicable Nasdaq listing standards.

The nominating and corporate governance committee is governed by a charter our Board has adopted, a copy of which is available on our Website at www.us-concrete.com under Investor Relations – Corporate Governance.

The nominating and corporate governance committee is responsible for the duties and functions relating to corporate governance matters including ensuring that we operate in accordance with our Corporate Governance Guidelines, leading the Board in its annual assessment of the performance of the Board, its committees and each of the directors and reviewing, evaluating and recommending changes to our Corporate Governance Guidelines.

The following functions are among the key duties and responsibilities of the nominating and corporate governance committee:

•
Review and make recommendations regarding the size, composition and organization of the Board in order to ensure that the Board has an appropriate breadth of expertise and its membership consists of persons with sufficiently diverse and independent skill sets and backgrounds;

•	Develop and recommend to the Board specific criteria for the selection of directors;

•
With respect to director nominees, (i) identify individuals qualified to become members of the Board (consistent with criteria approved by the Board), (ii) review the qualifications of any such person submitted to be considered as a member of the Board by any shareholder or otherwise, and (iii) select the director nominees for the next annual meeting of shareholders or to fill in vacancies on the Board.  In identifying and reviewing qualifications of candidates for membership on the Board, the committee shall evaluate all factors which it deems appropriate, including the requirements of the Company’s corporate governance guidelines and the other criteria approved by the Board;

•	Develop and periodically reassess policies and procedures with respect to the consideration of any director candidate recommended by shareholders or otherwise;

•
Review and make recommendations to the Board with respect to the size, composition and organization of the committees of the Board (other than this committee) to ensure that the committee has an appropriate breadth of expertise and its membership consists of persons with sufficiently diverse and independent skill sets and backgrounds, including making recommendations to the Board with respect to members and chairpersons of these committees;

•
Recommend procedures for the smooth functioning of the Board, including the calendar, agenda and information requirements for meetings of the Board, meetings of committees of the Board, executive sessions of non-management directors and executive sessions of independent directors only;

•
Assist the Board in determining whether individual directors have material relationships with the Company that may interfere with their independence, as provided under applicable requirements and listing standards.  If appropriate, develop and recommend to the Board categorical standards for determining whether individual directors are independent and periodically reassess these standards and make recommendation to the Board with respect to any change the committee deems appropriate;

•	Oversee the Board’s annual self-evaluation process, receive comments from all directors as to the Board’s performance and report annually to the Board with an assessment of the Board’s performance;

•	Develop, review and assess the adequacy of the Company’s corporate governance principles and guidelines annually and recommend to the Board any changes deemed appropriate by the committee;

•	Develop and maintain the orientation program for new directors and continuing education programs for directors;

•	Periodically review with the CEO the performance and contributions of individual directors. Formally review each director’s continuation on the Board every year;

•
Review and discuss as appropriate with management the Company’s public disclosures and its disclosures to stock exchanges relating to independence, governance and director nomination matters, including in the Company’s proxy statement;

•	Review and assess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the committee;

•	Review its own performance annually; and

•	Perform any other activities consistent with the Charter, the Company’s bylaws and governing law, as the committee or the Board deems appropriate.

In carrying out its function to evaluate nominees for election to the Board, the Board considers a candidate’s mix of skills, experience, character, commitment and diversity of background, all in the context of the requirements of the Board at that time. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Board’s judgment, interfere with or limit such candidate’s ability to do so. Additionally, in determining whether to nominate a director for re-election, the Board also considers the director’s past attendance at Board and committee meetings and participation in and contributions to the activities of the Board. The Board has no stated specific minimum qualifications that must be met by a candidate for a position on our Board. The Board does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” within the meaning of the applicable Nasdaq listing standards. Although the committee does not have a formal policy on diversity, it gives due consideration to diversity in business experience, professional expertise, gender and nationality among the Board members because different points of view based on a variety of experiences contributes to effective decision making.  In considering candidates, the committee considers the entirety of each candidate’s credentials in the context of these standards.

The Board’s methods for identifying candidates for election to the Board (other than those proposed by U.S. Concrete’s stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources, including members of the Board, our executives, individuals personally known to the members of the Board and other research. The Board also may select and compensate a third-party search firm to help identify potential candidates, if it deems it advisable to do so.

The Board will consider nominees stockholders recommend. Stockholders may submit nominations to the Board in care of Corporate Secretary, U.S. Concrete, Inc., 2925 Briarpark Drive, Suite 1050, Houston, Texas 77042. A stockholder’s notice providing for the nomination of a person or persons for election as a director or directors shall set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (including any interests described therein held by any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner or by any member of such stockholder’s or beneficial owner’s immediate family sharing the same household, in each case as of the date of such stockholder’s notice, which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such confirmation or update shall be received by the Corporate Secretary at our principal executive offices not later than the close of business on the fifth business day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth business day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof)):

•	the name and address of such stockholder, as they appear on U.S. Concrete’s books, and of such beneficial owner;

•
the class or series and number of shares of capital stock of U.S. Concrete which are, directly or indirectly, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of U.S. Concrete as to which such person has a right to acquire beneficial ownership at any time in the future) and owned of record by such stockholder or beneficial owner;

•
the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of U.S. Concrete or with a value derived in whole or in part from the value of any class or series of shares or other securities of U.S. Concrete, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of U.S. Concrete (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder or beneficial owner;

•
any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of U.S. Concrete by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner with respect to any class or series of capital stock or other securities of U.S. Concrete, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series or capital stock or other securities of U.S. Concrete;

•
a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of U.S. Concrete;

•	any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or other securities of U.S. Concrete;

•	any rights to dividends on the shares of U.S. Concrete owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of U.S. Concrete;

•
any proportionate interest in shares of U.S. Concrete or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any;

•
a description of all agreements, arrangements, and understandings between such stockholder or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of U.S. Concrete or Derivative Securities;

•
any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•
a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of U.S. Concrete’s voting shares required under applicable law to elect such stockholder’s nominees and/or otherwise to solicit proxies from the stockholders in support of such nomination; and

•
a representation that the stockholder is a holder of record of shares of U.S. Concrete entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination.

As to each person whom the stockholder proposes to nominate for election or reelection as a director, the stockholder’s notice shall set forth:

•
all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•	a completed and signed questionnaire regarding the background and qualifications of such person to serve as a director, a copy of which may be obtained upon request from the Corporate Secretary;

•
the class or series and number of shares of capital stock of U.S. Concrete which are, directly or indirectly, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of U.S. Concrete as to which such person has a right to acquire beneficial ownership at any time in the future) and owned of record by such person; and

•
such additional information that U.S. Concrete may reasonably request to determine the eligibility or qualifications of such person to serve as a director or an independent director of U.S. Concrete, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee as a director.

To be timely for consideration at our 2013 annual meeting, our Corporate Secretary must receive a stockholder’s nomination notice at our principal executive offices, at the address set forth above, no earlier than January 8, 2013 and no later than February 7, 2013.

The Board will consider all candidates identified through the processes described above, whether identified by the Board or by a stockholder, and will evaluate each of them on the same basis.

Compensation Committee Interlocks and Insider Participation

All members of our compensation committee, Messrs. Cellar, Lundin, Sutherland and Rossi are “independent directors” in accordance with the applicable Nasdaq listing standards.  No member of the compensation committee was, during the year ended December 31, 2011, an officer or employee of U.S. Concrete or any of its subsidiaries. During the year ended December 31, 2011, no member of the compensation committee had any material interest in a transaction involving U.S. Concrete (except for the director compensation arrangements described below) or a material business relationship with, or any indebtedness to, U.S. Concrete. No interlocking relationship existed during the year ended December 31, 2011 between any member of the Board of Directors or the compensation committee and an executive officer of U.S. Concrete.

Communication with Board of Directors

Stockholders and other interested persons may communicate with our Board by sending their communication to U.S. Concrete, Inc. Board of Directors, c/o Corporate Secretary, 2925 Briarpark Drive, Suite 1050, Houston, Texas 77042. All such communications received by our Corporate Secretary will be delivered to the Chairman of the Board.

Company Leadership Structure

The Board of Directors is currently led by Eugene I. Davis, our non-executive Chairman. William J. Sandbrook, our President and Chief Executive Officer, serves as a member of the Board of Directors. In the absence of the Chairman, a majority of the directors present may elect any director present as chairman of the meeting. Non-management directors meet frequently in executive session without management following Board meetings. All members of the Board are elected annually.

The Board of Directors has historically separated the positions of Chairman and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Board of Directors also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management.
For the foregoing reasons, the Board of Directors has currently determined that its leadership structure is appropriate and in the best interests of the Company’s stockholders.

Risk Oversight

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including strategic, operational, compliance, financial and compensatory risks. The Board administers this oversight function at the Board level, and through its audit committee and its compensation committee. The entire Board oversees the strategic, operational and compliance risks. The audit committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent auditors, the Company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls and the steps management has taken to monitor and control financial risk exposures. The compensation committee considers risks presented by the Company’s compensation policies and practices, as well as those related to succession and management development. The audit committee and compensation committee each report directly to the Board.

Director Compensation

Director Retainers and Meeting Fees

For 2011, we paid to each of our nonemployee directors the following fees, with the retainers paid quarterly in advance and the meeting fees paid quarterly in arrears:

•	an annual retainer of $40,000 to the Chairman of the Board, in addition to the board and committee retainers listed below;

•	an annual retainer of $40,000;

•	$1,500 for each Board meeting attended in person and $1,000 for each Board meeting attended telephonically;

•	an annual retainer of $15,000 for the chair of the audit committee;

•	an annual retainer of $10,000 for the chair of the compensation committee;

•	an annual retainer of $5,000 for each member (non-chair) of the audit committee and compensation committee;

•
$1,000 for each Board committee meeting attended (in person or telephonic), unless the committee meeting is held on the same day as a Board meeting, in which case the committee member receives no fee for attending that committee meeting; and

•	$12,500 to Messrs. Cellar, Lundin and Sutherland to compensate those individuals for their service as members of the Chief Executive Officer Search Committee.

Effective August 22, 2011, we increased the annual retainer we pay to the chair of the compensation committee from $10,000 to $15,000.

Director Equity Compensation

In 2010, we adopted the Management Equity Incentive Plan which provides that five percent (5%) of the shares of common stock under the plan may be allocated to director awards. On October 22, 2010, the Board approved a grant of 22,439 restricted stock units (“RSUs”) and 22,439 incentive restricted stock units (“Incentive RSUs”) to each of the non-employee directors, effective as of October 1, 2010. Each director’s award vests as to one-eighth of the shares subject thereto on the first eight quarterly anniversaries of the grant date, subject to the director’s continued service with the Company on each such vesting date.  No equity awards were made to directors in 2011.

Other Director Compensation

We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and committee meetings or otherwise in their capacity as directors.

The table below summarizes the compensation we paid to our nonemployee directors during the fiscal year ended December 31, 2011.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2011

Name (1)	Fees Earned or Paid in Cash	RSU Awards (2)	All Other Compensation	Total
Eugene I. Davis	$126,250	—	—	$126,250

Kurt M. Cellar	$102,051	—	—	$102,051

Michael D. Lundin	$92,750	—	—	$92,750

Robert M. Rayner	$87,750	—	—	$87,750

Colin M. Sutherland	$99,000	—	—	$99,000

Theodore P. Rossi (3)	$18,908	—	—	$18,908

(1)
Mr. Harlan served as a director until August 22, 2011 and Mr. Sandbrook served as a director from August 22, 2011 until present. Messrs. Harlan and Sandbrook are not included in this table as they were employees in 2011 and thus received no compensation for their services as directors. The compensation Messrs. Harlan and Sandbrook received in 2011 is fully reflected in the Summary Compensation Table below.

(2)
As of December 31, 2011, none of the individuals who served as a director during 2011 had outstanding options to purchase common stock, and each of Messrs. Davis, Cellar, Lundin, Rayner and Sutherland held an aggregate of 22,439 RSUs and 22,439 Incentive RSUs. No equity awards were granted to directors in 2011.

(3)	Mr. Rossi served as a director from November 28, 2011 until present.

EXECUTIVE OFFICERS

The following table provides information about our current executive officers:

Name	Age	Position(s) held
William J. Sandbrook	54	Director, President and Chief Executive Officer
James C. Lewis	56	Senior Vice President and Chief Financial Officer
Gary J. Konnie	58	Vice President – Human Resources
Wallace H. Johnson	63	Vice President – Marketing and Sales
Douglas W. McLaughlin	53	Vice President – Precast Division
Michael L. Gentoso	57	Regional Vice President – Atlantic Region
Jeff L. Davis	58	Vice President and General Manager – Central Concrete Supply Co., Inc.
Jeffrey W. Roberts	45	Vice President and General Manager – Ingram Concrete, LLC
Niel L. Poulsen	58	Vice President and General Manager – Redi-Mix, LLC
Kent D. Cauley	41	Corporate Controller
Katherine I. Hargis	40	Deputy General Counsel and Corporate Secretary

For a description of the business background of Mr. Sandbrook, see “Election of Directors” above.

James C. Lewis has served as our Senior Vice President and Chief Financial Officer since 2010.  Mr. Lewis has over 20 years of senior financial management experience.  From 2006 through 2010, Mr. Lewis served as Vice President and Treasurer, and from 2003 through 2006, he served as Assistant Treasurer, of McDermott International, Inc., a global engineering and construction company with $6 billion in revenue. From 1995 through 2003, Mr. Lewis held various positions of increasing responsibility in the finance departments of Enron Corporation, including Vice President beginning in 1999. Prior to 1995, Mr. Lewis held various finance positions with Tejas Power Corp. and First City Bancorportion of Texas.

On February 20, 2012, Mr. Lewis announced that he will be leaving the Company for personal reasons effective upon the relocation of the Company’s headquarters to Euless, Texas on or about July 1, 2012.  The Company has begun a formal search for his replacement. Mr. Lewis will remain with the Company in the interim and will assist in the orderly transition of the new Chief Financial Officer.

Gary J. Konnie has served as our Vice President – Human Resources since 2004. Mr. Konnie has over 30 years of human resources management experience. From 2002 through 2004, Mr. Konnie served as Senior Vice President of Human Resources of El Paso Corporation, a provider of natural gas and related energy products. From 1999 through 2002, he served as El Paso’s Vice President of Human Resources, and, from 1998 through 1999, he served as El Paso’s Director of Human Resources. From 1996 through 1998, Mr. Konnie served as Vice President of Human Resources for Meridian Aggregates Company, a producer of construction aggregates. Prior to 1996, Mr. Konnie held various human resources positions with Rio Tinto PLC, Burlington Resources Inc., Boise Cascade Corp. and General Motors.

On February 28, 2012, Mr. Konnie announced that he will be leaving the Company for personal reasons effective upon the relocation of the Company’s headquarters to Euless, Texas on or about July 1, 2012.  The Company has begun a formal search for his replacement.  Mr. Konnie will remain with the Company in the interim and will assist in the orderly transition of the new Vice President of Human Resources.

Wallace H. Johnson has served as our Vice President – Marketing and Sales since 2004. Mr. Johnson has over 30 years of experience in the construction supply industry. From 2002 through 2004, Mr. Johnson served as Vice President of Sales and Marketing of Systech Inc., a provider of software systems for the ready-mixed concrete and aggregate industries. From 2001 through 2002, he served as Director of Sales of Buildpoint Corp., a provider of online bid management services for general contractors that Construction Software Technologies, Inc. acquired in 2004. From 1977 through 2001, Mr. Johnson served in various sales and sales management positions within the construction products division of W. R. Grace & Co., a global specialty chemicals and materials company, including from 1996 through 2001 as regional sales manager and from 1993 through 1996 as North American sales manager.

Douglas W. McLaughlin has served as our Vice President – Precast Division since 2007. From 1999 through 2007, he served as Vice President and General Manager of San Diego Precast Concrete, Inc., a company we acquired in 1999. From 1996 through 1999, Mr. McLaughlin was President of San Diego Precast Concrete. With 35 years of experience in the precast industry, Mr. McLaughlin has worked in various operations positions. Mr. McLaughlin is a founding member of the California Precast Concrete Association and has served on its Board of Directors for eight years, including two terms as President. In addition, he has served on the Board of Directors and Executive Committee for the National Precast Concrete Association, where he has chaired several committees. He is also a founding member of the Patrons Group for the Concrete Industry Management Program at Arizona State University.

Michael L. Gentoso has served as our Regional Vice President – Atlantic Region since 2007. From 1998 through 2007, he served as Vice President and General Manager of Eastern Concrete Materials, Inc. (“Eastern”), a company we acquired in 2001. Mr. Gentoso has been with Eastern or its predecessors since 1991, serving as Vice President of Operations from 1995 through September 1998, and Vice President of Finance from March 1991 through September 1995. From 1980 through 1991, Mr. Gentoso was employed with the BOC Group PLC, where he held various positions in connection with the accounting and finance departments, including Vice President Ohmeda Medical Equipment, Controller Ohmeda Infant Care Division, Controller Ohmeda Medical Equipment, Manager, Financial Planning & Plant Accounting Airco Welding Equipment, and Manager Financial Accounting BOC Group Inc. Mr. Gentoso is the current President of the New Jersey Concrete & Aggregates Association and is a trustee on the TENJ Pension and Welfare Funds in New Jersey.

Jeff L. Davis has served as Vice President and General Manager of Central Concrete Supply Co., Inc. (“Central”) since 2005. From 2001 to 2005, Mr. Davis served as Vice President of Operations of Central. Prior to joining U.S. Concrete in 2001, Mr. Davis served as Vice President Concrete for Cadman Inc., a Lehigh Heidelberg Cement Company, operating in the Seattle, Washington market. Mr. Davis has 35 years of experience in the ready-mixed concrete, aggregate and cement industry, serving in various sales and operational roles. Mr. Davis is a past President and Board member of the Washington Concrete and Aggregate Producers Association, past President and Board member of the Idaho Concrete and Aggregate Producers Association, member of the American Concrete Institute, Chairman of the 1997 American Concrete Institute Convention National, and former Chairman of the NRMCA Environmental Task Group of the OES Committee.

Jeffrey W. Roberts has served as the Vice President and General Manager of Ingram Concrete, LLC (“Ingram”) since 2006. From 1994 through 2006, Mr. Roberts held various positions of increasing responsibility for Ingram, including Vice President of Sales and Operations from 2003 through 2006, Sales and Operations Manager from 1997 through 2003, and Quality Control Manager from 1994 through 1997. From 1993 to 1994, he served as the Quality Control Manager for Campbell Concrete. From 1990 to 1993, Mr. Roberts served as Technical Sales Representative for Cormix Construction Chemicals (formerly Gifford Hill Chemical), with sales responsibility in southeast Texas. From 1989 to 1990, he served as Sales Representative and Quality Control Assistant for Gifford-Hill Concrete in Ft. Worth, Texas. Mr. Roberts also serves as a director on the board of the Texas Aggregate and Concrete Association.

Niel L. Poulsen has served as the Vice President and General Manager of Redi-Mix, LLC, since January 2012.   From October 2004 to April 2010, he was the Vice-President and General Manager for Aggregate Industries’ (Holcim) Aggregate and Ready-Mix divisions in Colorado.  From January 2003 to October 2004 he served with Cemex and the Edw. C. Levy Co. Niel has over 25 years of domestic and international general management experience in ready-mix concrete, aggregates and other construction materials.

Kent D. Cauley has served as our Corporate Controller since November 2008. From 2004 through October 2008, Mr. Cauley served as Vice President and Controller of Grey Wolf, Inc., a provider of turnkey and contract oil and gas land drilling services in the United States.  From 2003 through 2004, he served as Assistant Controller, and from 2000 through 2003, he served as Financial Reporting Manager for Grey Wolf.  Prior to joining Grey Wolf, Mr. Cauley was employed by Ernst & Young LLP. Mr. Cauley is a certified public accountant.

Katherine I. Hargis has served as our Deputy General Counsel since December 2011 and as our Corporate Secretary since November 2011. From December 2006 through December 2011, she served as our Assistant General Counsel.  From February 2006 through December 2006, Ms. Hargis served as an attorney with King & Spalding LLP.  From August 2002 through February 2006, Ms. Hargis served as an attorney for Andrews Kurth LLP.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”).  This Compensation Discussion and Analysis addresses the following topics:

•	our compensation-setting process;

•	our compensation philosophy and policies regarding executive compensation;

•	the elements of our executive compensation program, including our compensation decisions for fiscal year 2011; and

•	post-employment arrangements for our Named Executive Officers.

The Compensation-Setting Process

Committee Meetings

Our compensation committee (“compensation committee” or “committee”) meets as often as it determines necessary to perform its duties and responsibilities and works with management to establish the agenda for each meeting.

The committee typically meets at least annually with our Chief Executive Officer and Vice President of Human Resources, and, when appropriate and as needed, our Deputy General Counsel and outside advisors. The committee also meets as needed in executive sessions without management, including at least annually to evaluate the performance of our Chief Executive Officer, to determine his bonus for the prior fiscal year, to set his base salary for the then-current calendar year, and to consider and approve any grants to him of equity incentive compensation. The committee typically receives and reviews materials in advance of each meeting. These materials include information that our management believes will be helpful to the committee, as well as materials that the committee has specifically requested. Depending on the agenda for the particular meeting, this information may include:

•	reports of other officers’ and general managers’ compensation;

•	financial reports on year-to-date performance versus budget and versus prior year performance;

•	calculations and reports on levels of achievement of individual and corporate performance objectives;

•
information regarding compensation levels at peer groups of companies identified by our compensation committee and compensation consultants, and reports on U.S. Concrete’s prior and current year performance versus those peer groups;

•	management’s proposals for salary, bonus and long-term incentive compensation; and

•	proposed bonus information for all eligible employees.

Management’s Role in the Compensation-Setting Process

Management plays a key role in the compensation-setting process for the executive officers, except with respect to the President and Chief Executive Officer.  The most significant aspects of management’s role are:

•	recommending salary adjustments and equity compensation awards;

•	recommending strategic objectives and business performance targets for approval by the compensation committee in connection with incentive compensation plans; and

•	evaluating employee performance.

The compensation committee has designated our Chief Executive Officer, Chief Financial Officer and Vice President of Human Resources, collectively, as the “Administrator” of our short-term incentive plan, which is our annual cash bonus plan.  The compensation committee chose those individuals because of their access to financial information and individual performance criteria necessary to administer the plan. The Administrator has the authority to interpret the plan, to exercise discretion in interpolating performance levels and award payouts outside of or between the designated benchmarks, as well as to take all steps and make all determinations in connection with the incentive plan and bonus payouts as it deems necessary. All award payouts must be approved by the committee.

Our Chief Executive Officer also participates in committee meetings at the committee’s request to provide:

•	information regarding U.S. Concrete’s strategic objectives;

•	his evaluations of the performance of all executive officers; and

•	compensation recommendations as to all executive officers (excluding himself).

Executive Compensation Philosophy and Policies

Our ability to hire and retain executives and other key employees is essential to our success and the value provided to our stockholders. Thus, the objectives of our executive compensation program are to:

•	attract and retain highly qualified and productive individuals;

•	motivate them to achieve annual and long-term financial and strategic goals;

•	be competitive with our peers;

•	align individual objectives with company objectives without encouraging excessive risk-taking; and

•	encourage ownership mentality and align the long-term financial interest of our executives with those of our stockholders.

We believe that we offer a work environment in which executive employees are allowed to use their abilities to achieve personal and professional satisfaction. However, we also understand that our executive employees have a choice regarding where they pursue their careers, and the compensation we offer plays a significant role in their decisions to choose to remain with us. In order to achieve our objectives, our executive compensation program is designed to:

•
Be competitive. We seek to deliver fair and competitive compensation for our executive employees, including the NEOs, by targeting the fixed portion of their compensation at or near the market median in the peer groups described below.

•
Pay for performance. We seek to compensate our executive employees fairly for their contributions to our short- and long-term financial and strategic performance by providing variable compensation through our annual short-term incentive plan.

•
Emphasize stock ownership. Our compensation philosophy includes using equity-based compensation to attract and retain executive officers and align executive compensation with the interests of our stockholders. We do not have any formal equity or security ownership requirements or guidelines.

We believe these principles will reward and encourage our management to deliver increasing stockholder value over time, and help us to attract and retain top executive talent.

Compensation Consultants and Competitive Benchmarking

Compensation Consultants

In February 2011, the compensation committee engaged Towers Watson (“Towers”), a nationally recognized executive compensation consulting firm, to analyze our current compensation program to determine if it continued to be appropriate and properly support our business strategy and, if not, to recommend a revised compensation program for executives and key employees. In connection therewith, Towers:

•	had multiple conversations with the chairman of our compensation committee and our Vice President – Human Resources from February 2011 through the end of the year;

•	advised the compensation committee with respect to the offer given to Mr. William J. Sandbrook; and

•	advised the compensation committee regarding the design and implementation of an annual short-term incentive plan for 2012.

We have used Towers in prior years, including 2008, 2009 and 2010, to obtain compensation data for competitive benchmarking to ascertain the median target level for total compensation and various compensation elements.

Competitive Benchmarking

Generally, in setting each executive’s base salary and annual bonus, and in awarding any long-term incentive compensation, our compensation committee considers comparative compensation information for equivalent positions from peer companies, using benchmark and market data collected and prepared by both the compensation committee’s executive compensation consultants and U.S. Concrete’s management. In general, our compensation policy is to attempt to provide annual base salaries, bonuses and equity compensation for our NEOs, as well as for other employees, that are competitive (i.e., at approximately the 50th percentile) with the peer groups described below.

The compensation committee uses the 50th percentile as a benchmark for each component of compensation. The compensation committee takes into consideration each executive’s tenure with our company, overall experience and level of performance when determining the level of his or her base salary relative to the median. The level of bonus and long-term incentive compensation pay for each executive relative to the 50th percentile reflects each executive’s level of performance and our annual performance relative to our budget approved by our Board. However, our compensation committee has the flexibility to adjust compensation for key executives with significant industry experience and/or outstanding sustained performance over a period of time, and for executives within individual business units that achieve excellent performance when U.S. Concrete’s results are below budget in the aggregate.

Corporate performance objectives typically have been established based on EBITDA, relative to budgeted levels for each business unit and for all of U.S. Concrete. We generally define EBITDA as our net income (loss), plus (1) the provision (benefit) for income taxes, (2) net interest expense, (3) noncash impairments and (4) depreciation, depletion and amortization. Our compensation committee periodically reviews the appropriateness of this financial measure, as used in our incentive plans, the degree of difficulty in achieving the targets based on this measure, as well as certain strategic and nonfinancial objective criteria.

For 2011, compensation data was obtained from Equilar, a proxy compensation database resource, to ascertain the median target level for total compensation. We have used Equilar for the past six years as a cost-effective solution to obtain peer group compensation data. We obtained compensation data for a group of companies with revenues between $400 million and $700 million for which compensation data was available for their top 25 employees, and includes Ameron International Corp., Apogee Enterprises, Inc., Builders FirstSource, Inc., Core Laboratories N.V., Eagle Materials, Inc., Great Lakes Dredge and Dock Inc., Huttig Building Products, Integrated Electrical Services, Inc., M.I. Homes, Inc., Matrix Service Co., Myr Group Inc., Pike Electric Corp., Primoris Services Corp., Simpson Manufacturing Co., Inc., and Texas Industries, Inc.  We believe that this group of companies is appropriate for determining peers because their revenues are closest to U.S. Concrete, and revenue size provides a reasonable point of reference for comparing like positions and scope of responsibility. Additionally, unlike most companies for which compensation data is only available for the named executive officers, Equilar provides us with compensation data for the top 25 employees of the above named and other public companies, which allows us to more effectively compare the total compensation of our officer positions to employees with similar titles and job responsibilities.

Given the changing nature of our industry and the construction industry, the actual companies used in the benchmarking process vary from year to year. Other than the information obtained from Towers and for the information from Equilar for total compensation, no other compensation consultants were engaged for the purpose of determining 2011 compensation.

Components of Executive Compensation

The primary components of our executive compensation programs are as follows:

•
Annual Base Salaries. This fixed component of pay is based on an individual’s particular skills, responsibilities, experience and performance.  The executive officers, as well as other salaried employees, are eligible for annual increases based on performance, experience and/or changes in job responsibilities.

•
Annual Bonuses. This variable cash component of pay is based on company performance, business unit performance, and an individual’s achievement of specified goals measured over a performance period of one year.

•	Long-Term Equity Incentives. This variable equity component of pay is based on an individual’s grade level, and vests quarterly pro-rata over a three-year period.

•
401(k) Plan. All executive officers are eligible to participate in our 401(k) Plan, which we make available to substantially all of our employees. We suspended our historical matching contribution in 2010 as part of our overall cost-control initiatives, but resumed a matching contribution at a lower amount in 2011.

•
Health and Welfare Benefits. All executive officers are eligible to participate in benefit programs that are available to substantially all salaried employees which provide for basic life, disability and health insurance needs. We do not offer any post-employment retiree health or welfare benefits.

•	Severance Benefits. Each of our NEOs is eligible to receive severance compensation and benefits if their employment is terminated in a qualifying termination.

Elements of Our Executive Compensation Program

Base Salary

Our compensation committee’s general approach is to determine base salaries initially by evaluating the levels of responsibility, prior experience and breadth of knowledge of the executives, internal equity issues and external pay practices. The committee reviews executive salaries annually based on a variety of factors, including individual scope of responsibility and accountability, individual performance, general levels of market salary increases and U.S. Concrete’s overall results. The committee generally grants salary increases within a pay-for-performance framework. The committee assesses performance for base salary purposes based on goal accomplishments, with such goals being set by supervisors, or in the case of the Chief Executive Officer, by the Board.  Salaries for all employees, including NEO’s were increased two percent across the board in 2011 in light of market increases to base pay of 2-3%.

The 2011 base salaries for the NEOs who were employed by us during 2011 were as follows:

Name and Title(1)	2011 Base Salary (2)
William J. Sandbrook, President and Chief Executive Officer	$725,000
James C. Lewis, Senior Vice President and Chief Financial Officer	$280,500
Gary J. Konnie, Vice President – Human Resources	$239,700
Jeff L. Davis, Vice President and General Manager – Central Concrete Supply Co., Inc.	$250,308
Michael L. Gentoso- Regional Vice President – Atlantic Region	$250,308
Michael W. Harlan, former President and Chief Executive Officer	$510,000
Curt M. Lindeman, former Vice President, General Counsel and Corporate Secretary	$280,500

(1)	Mr. Harlan resigned effective August 22, 2011, and Mr. Lindeman resigned effective October 28, 2011.

(2)
This amount represents the base salary that was in effect for each NEO as of December 31, 2011, and does not reflect the amount actually received by the NEO for all of 2011. For amounts actually received by each NEO for 2011 see the “Summary Compensation Table” below.

Annual Bonus

2011 Annual Salaried Team Member Incentive Plan

Our compensation committee considers awarding cash bonuses to executive officers on an annual basis. For 2011, the committee adopted a short-term incentive plan for all our salaried employees, including all our executive officers (the “2011 Plan”). We changed the 2010 short-term incentive plan in 2011 because we were emerging from Chapter 11 and felt shareholders’ interests were best served by providing an incentive to operate profitably in the short-term upon emergence. The 2011 Plan’s purpose was to attract, retain, motivate and reward team members for successful company, business unit and individual performance, with rewards that are commensurate with the level of performance attained.

The 2011 Plan consisted of three components: two financial components, which collectively represented 70% of each participant’s potential individual target bonus, and an individual component, which represented 30% of each participant’s potential individual target bonus. The financial component could only be earned if U.S. Concrete’s overall EBITDA was equal to or greater than $15.6 million. The overall company EBITDA for 2011 was below the budgeted EBITDA threshold; therefore, participants were not eligible to receive any cash bonus under the 2011 short-term incentive plan. However, the compensation committee exercised its discretion and awarded modified cash bonuses to a number of participants, including Mr. Davis, in one of our business units to reward those participants for the accomplishment of strategic objectives and to recognize the above-average performance of their business unit. Mr. Davis, as the Vice President and General Manager of Central Concrete Supply Co., Inc., was awarded a modified cash bonus of $35,000 to be paid March 15, 2012.

 Pursuant to his offer of employment with the Company, Mr. Sandbrook received a signing bonus of $300,000 in September 2011.  Should Mr. Sandbrook voluntarily terminate his employment within one year of his start date, he is required to repay this cash bonus in total.  In addition, pursuant to his offer of employment, Mr. Sandbrook’s 2011 annual bonus under the 2011 Plan was guaranteed, at his target annual base amount of 100% of base salary on a pro-rated basis in accordance with his length of employment with the Company in the amount of $263,974, and such amount shall be paid as of March 15, 2012. Based on the financial performance for fiscal year 2011, which was severely impacted by the economic conditions in the construction industry, the minimum thresholds were not achieved, and other than Mr. Davis and Mr. Sandbrook, the other NEOs did not receive a cash bonus for 2011 performance pursuant to the 2011 Plan.

FINANCIAL COMPONENT

If U.S. Concrete would have exceeded the $15.6 million EBITDA threshold, 70% of a participant’s bonus payout would have been calculated based on: (1) the EBITDA performance of the Company as a whole (35%); and (2) the EBITDA performance of such participant’s business unit (35%).  For the corporate unit employees, such as Mr. Lewis, the entire financial component (70%) of the participant’s bonus would be based solely on the EBITDA performance of the Company as a whole.

•
Determination of Target Bonus subject to the Financial Component. Each participant was designated a grade level based on such employee’s position in our organization.  The grade level determined a participant’s target bonus, as a percentage of such participant’s annual base pay, which for 2011, ranged from 40% to 75% for the NEOs.

•
Evaluation of Business Unit Performance/Determination of Payout under the Financial Component. The amount of a participant’s target bonus to be paid out under the financial component was to be determined by that participant’s business unit’s free EBITDA as compared to budget and based on the schedule set forth below. Participants in the Houston corporate office would have been evaluated on the basis of our consolidated EBITDA.

% of Budget Attained	% Target Bonus
150%	200%
140%	180%
130%	160%
120%	140%
110%	120%
100%	100%
95%	95%
90%	90%
85%	85%
80%	80%
75%	75%

INDIVIDUAL COMPONENT

The individual component was not subject to an EBITDA threshold. However, the payout of any bonus under the individual component was subject to the discretion of the compensation committee, taking into consideration market conditions and other criteria it deemed appropriate. The compensation committee exercised its discretion and awarded modified cash bonuses to a number of participants in one of our business units, including Mr. Davis, to reward those participants for the accomplishment of strategic objectives and to recognize the above-average performance of their business unit. Based on U.S. Concrete’s 2011 financial results, the compensation committee reduced the amount of the bonuses that were awarded from the amounts that would have been received according to the methodology set forth below.

Under the individual component, 30% of a participant’s bonus payout was calculated based on: (1) such participant’s target bonus; and (2) the accomplishment of certain strategic items by the participant and such participant’s business unit.

Evaluation of Individual Performances/Determination of Payout under the Individual Component.  The amount of a participant’s available target bonus to be paid out under the individual component was determined by the accomplishment of certain objectives of the participant and other performance criteria, based on the schedule set forth below.  The individual metrics included goal accomplishment, quality of work, professionalism, corporate citizenship, and where appropriate, managerial competence.

Individual Rating	% of Available Bonus to be Paid Out
0.0 (Below Threshold)	0%
1.0 (Threshold)	50%
2.0 (Target)	100%
3.0 (Optimum)	200%

In December of 2011, the Board approved the 2012 Annual Salaried Incentive compensation plan (the “2012 Plan”).  The 2012 Plan replaces the 2011 Plan.  The 2012 Plan is based on Corporate and Business Unit EBITDA performance to budget, and the accomplishment of individual non-financial goals.  The 2012 Plan has a hurdle rate of 80% of the overall Corporate EBITDA performance to budget before a bonus pool is created. The Company revised the components of the 2011 Plan for the 2012 Plan in order to foster an improved safety culture, reward for sound cash stewardship, as well as increase levels of profitability in both the short- and the long-term.

Incentive Compensation, Restricted Stock Units, Nonqualified Stock Option Awards, and Restricted Stock

In prior years, we granted shares of restricted stock, restricted stock units and nonqualified stock options to executive officers, generally in the first quarter of each year. However, with the exception of the equity awards made to Mr. Sandbrook on his commencement of employment with the Company, no equity was granted to NEOs in 2011 because of the size and timing of the equity awards made to NEOs in the fourth quarter of 2010.

Pursuant to the consummation of our plan of reorganization and emergence from Chapter 11 proceedings, on August 31, 2010, all of our then existing equity securities, including all common stock (the “Old Common Stock”) and nonqualified stock options previously granted to the executive officers, vested and unvested, were cancelled. Holders of the Old Common Stock, including our executive officers holding vested shares of Old Common Stock, received 0.040462 Class A warrants and 0.040462 Class B warrants (subject to rounding to the nearest whole number of warrants) for each share of Old Common Stock they held on August 31, 2010. Initially, each Class A Warrant entitles the holder to purchase one share of our new common stock at an exercise price of $22.69 per share, and each Class B Warrant entitles the holder to purchase one share of our new common stock at an exercise price of $26.68 per share.  The warrants will expire on August 31, 2017, and the exercise price and number of shares a holder can purchase with a warrant may be adjusted if certain events occur.

The compensation committee’s practice has been to determine the dollar amount of equity compensation to be provided by considering comparative long-term compensation information for equivalent positions from peer companies, and then attempting to grant equity compensation that has a fair market value at approximately the 50th percentile as of the date of grant.  In 2010, Towers reviewed comparative long-term compensation information for equivalent positions from companies that had recently undergone restructurings similar to ours, and advised the compensation committee on the number of RSUs, Incentive RSUs and nonqualified stock options to be granted to management and the executive officers. With the exception of promotions, new hires and employees of acquired companies, the committee expects to make these awards during the first quarter of each year.

The awards of RSUs, Incentive RSUs and nonqualified stock options were granted on, or as soon as practicable following, the compensation committee action date and vest in equal quarterly installments over a three-year period. However, vesting may be accelerated following a change of control or other specified events involving our company, or upon termination of the applicable employee’s employment by reason of death, disability or retirement. Additionally, vesting may be accelerated, if provided in a written employment or severance agreement between an executive officer and us, upon termination of such executive officer’s employment by us without cause or termination of such executive officer’s employment by such executive officer for good reason or good cause. We have agreements in effect now for each of the NEOs that would provide for early vesting in the circumstances described above.

In 2010, the compensation committee approved grants of 186,781 RSUs and 186,781 Incentive RSUs to the NEOs pursuant to the 2010 Management Equity Incentive Plan (the “2010 Plan”).  In accordance with the 2010 Plan, a grant of RSUs requires an equal grant of Incentive RSUs.  RSUs generally represent the right to receive on the settlement date specified in the award agreement a number of shares of U.S. Concrete common stock equal to the number of shares awarded, subject to the vesting requirements. Each Incentive RSU generally entitles such grantee to receive 0.35020 shares of our common stock to be delivered within thirty (30) days following the later of the date on which (i) the related RSU vests, or (ii) the “Performance Goal” is achieved. For purposes of the foregoing, the “Performance Goal” shall be deemed to have been achieved on the earlier of (a) the conversion on a cumulative basis of 95% of our 9.5% Convertible Secured Notes due 2015  issued pursuant to the Indenture dated August 31, 2010 between U.S. Concrete, U.S. Bank National Association, as Trustee and Noteholder Collateral Agent, and the Guarantors named therein (the “2010 Indenture”) or (b) the date we deliver a conversion event notice in accordance with the terms of the Indenture. If the Performance Goal is not achieved prior to August 31, 2015, each Incentive RSU will expire without any payment being made with respect thereto.

The compensation committee also approved grants to the NEOs in 2010 of 50,940, 50,940, 25,471 and 25,471 options to purchase shares of U.S. Concrete common stock at $12.00, $15.00, $22.69 and $26.68 per share, respectively. The equity grants relate to the service of the NEOs during the year of grant, and as an incentive to achieve U.S. Concrete’s future objectives. Four different exercise prices were used for the 2010 nonqualified stock option grants to closely align such grants with the interests of our stockholders and warrant holders. The $12.00 and $15.00 exercise prices of the options were based on a 20% and 50% increase in the price of a share of our common stock from the plan of reorganization, and the $22.69 and $26.68 exercise prices match the exercise prices of the Class A and Class B warrants, respectively.

Our compensation committee continues to believe that equity compensation is one of the most effective means of creating a long-term link between the compensation provided to executive officers and other key management personnel and the interests of our stockholders. The compensation committee currently intends to use restricted shares with a combination of time-and-performance-vested criteria as long-term incentive compensation.  Sixty percent (60%) of such shares granted pursuant to an award will vest over three (3) years in equal annual installments from the date of grant.  Forty percent (40%) of the number of shares granted pursuant to an award will time-and-performance-vest in equal portions.  The compensation committee has elected to use restricted shares with a combination time-and-performance-vested criteria because:

•
restricted shares with a combination of time-and-performance-vested criteria provide a motivating form of incentive compensation, help to align the interests of executives with those of our stockholders, foster employee stock ownership, and contribute to the focus of the management team on increasing value for our stockholders; and

•	the extended vesting period, which is subject to the executive’s continued employment with U.S. Concrete, encourages executive retention.

In determining the number of shares to be granted to our executive officers, our compensation committee takes into account each individual’s position, scope of responsibility, and performance.

In 2011, the compensation committee approved an award to Mr. Sandbrook of 85,852 shares of restricted stock in an amount equal to $515,112.  These shares vested immediately upon commencement of Mr. Sandbrook’s employment with the Company on August 22, 2011. Should Mr. Sandbrook voluntarily terminate his employment within one year of his start date, he must return the number of shares received within thirty (30) days of such termination date including the number of shares of Common Stock that were withheld by the Company for purposes of satisfying the tax withholding obiligation. In addition, the compensation committee granted Mr. Sandbrook 750,000 shares of the Company’s restricted stock on August 22, 2011.  Sixty percent (60%) of such shares will vest over four (4) years in equal annual installments from the date of grant.  Forty percent (40%) of the number of shares granted will time-and-performance-vest in equal portions.  Fifty percent (50%), or half, of the time-and-performance-vested shares will be vested should the share price attain a market-closing share price of $16.00 per share for ten (10) consecutive business days within three (3) years from the date of grant.  The other half of the time-and-performance-vested shares will vest should the share price attain a market-closing share price of $20.00 within four (4) years from the date of the grant.  Any of the shares with a performance-vesting hurdle of $16.00 per share that do not vest within three (3) years from the date of the grant will still vest should the share price attain a closing price of $20.00 per share within four (4) years from the date of grant.  The award of 750,000 shares is intended to cover the first three years of Mr. Sandbrook’s employment, and thus he will not be eligible for a further award until the fourth year of his employment.  As stated above, with the exception of the equity awards made to Mr. Sandbrook on his commencement of employment with the Company, no equity was granted to NEOs in 2011 based on the size and timing of the equity awards made to NEOs in the fourth quarter of 2010.

Consistent with past practice, the compensation committee met in the first quarter of 2012 and approved equity awards to certain NEOs to be granted as of April 1, 2012.  Mr. Davis and Mr. Gentoso were each granted 15,000 shares of the Company’s restricted stock. Sixty percent (60%) of such shares will vest over three (3) years in equal annual installments from the date of grant.  Forty percent (40%) of the number of shares granted will time-and-performance-vest in equal portions.  Fifty percent (50%), or half, of the time-and-performance-vested shares will be vested should the share price attain a market-closing share price of $10.00 per share for ten (10) consecutive business days within three (3) years from the date of grant.  The other half of the time-and-performance-vested shares will vest should the share price attain a market-closing share price of $14.00 per share for ten (10) consecutive business days within three (3) years from the date of grant.  Messrs. Lewis and Konnie were not granted equity awards in 2012 as both officers are leaving the Company on or about July 1, 2012 in connection with the Company’s relocation of its corporate headquarters to Euless, Texas. The compensation committee does not expect to grant Mr. Sandbrook any equity in 2012 as the award of 750,000 shares in 2011 is intended to cover the first three years of Mr. Sandbrook’s employment. Mr. Sandbrook will be eligible for another grant after August 22, 2014.

Retirement Plans

We maintain a 401(k) plan pursuant to which we historically matched employee contributions dollar-for-dollar up to five (5%) of an employee’s eligible compensation, but not exceeding statutory limitations. Effective January 1, 2010, we suspended the matching contribution as part of our overall cost-control initiatives. However, in September 2010, the compensation committee approved resuming a matching contribution, effective January 1, 2011, at 40 percent (40%) of each dollar contributed by a participating employee up to 5% of an employee’s annual eligible compensation, not to exceed the statutory maximum. Effective January 1, 2012, the match was increased to fifty percent (50%) of each dollar contributed by a participating employee up to five percent (5%) of an employee’s eligible compensation, not to exceed the statutory maximum.

Perquisites and Other Benefits

We provide certain executive officers with employee benefits and perquisites.  The employee benefits programs in which our executive officers participate (which provide benefits such as medical coverage and group term life insurance protection) are generally the same programs offered to substantially all our salaried employees. These programs are intended to promote the health and financial security of our employees. The programs are provided at competitive market levels to attract, retain and reward employees.

Perquisites did not constitute a material portion of the compensation to the NEOs for 2011.  However, we do provide payment for the premiums associated with additional term life insurance and whole life insurance for the CEO. We believe the perquisites provided are below general industry practice, but reasonable given recent economic conditions.

Post-Employment Arrangements for Our Executive Officers

Severance Benefits Pursuant to Executive Severance Agreements

In 2007, our compensation committee determined that it was in our best interests to enter into executive severance agreements with certain executive officers and key employees, including each of the NEOs. Effective October 1, 2010, we entered into a revised form of executive severance agreement with Mr. Konnie.  We entered into the same form with Mr. Lewis in October 2010 and with Mr. Sandbrook in August 2011. Each executive severance agreement provides for severance payments and other benefits following termination of the applicable officer’s employment under various scenarios, as described below. We believe these severance benefits should reflect the fact that it may be difficult for such employees to find comparable employment within a short period of time. Each such agreement also contains a confidentiality covenant, requiring the applicable officer to not disclose U.S. Concrete’s confidential information at any time, as well as noncompetition and nonsolicitation covenants, which prevent the executive from competing with U.S. Concrete or soliciting its customers or employees during employment and for one year after the officer’s employment terminates (subject to extension in the event of a change in control, so that the noncompetition and nonsolicitation covenants will extend to cover the number of months post-termination used to determine the severance benefits payable to him (as described below)).

In the case of a termination of the applicable officer’s employment prior to a “change in control” either by us without “cause” or by the officer for “good cause,” the officer would generally be entitled to the following severance benefits:

•
a lump-sum payment in cash equal to the officer’s monthly base salary in effect on the date of termination multiplied by 24 in the case of certain officers, including Messrs. Sandbrook, Lewis and Konnie, and, multiplied by 12 in the case of all other applicable officers, including Messrs. Davis and Gentoso, together with a prorated amount of accrued but unpaid monthly base salary for any partial month in which the termination occurs;

•
a lump-sum payment in cash equal to the amount of the officer’s (1) target bonus for the bonus year in which the termination occurs, prorated based on the number of days in the bonus year that have elapsed prior to the termination, and (2) the value of unused vacation days earned the year prior to the year in which the termination occurs, plus pro rata vacation days earned in the year in which the termination occurs;

•
payment by us of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for the benefit of the officer (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•
(a) in the case of certain officers, including Messrs. Sandbrook, Lewis and Konnie, a pro rata portion of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to the officer by us prior to the date of termination (the “Unvested Awards”) that would otherwise have vested during the six-month period following the date of termination if such termination had not occurred will become vested and exercisable (as applicable), and vested stock options will remain exercisable until the earlier of (1) the expiration of the twelve-month period following termination, and (2) the expiration date of the original term of the applicable stock option; and (b) in the case of all other applicable officers, including Mr. Davis, immediate vesting of all Unvested Awards, and immediate lapsing of any restrictions, forfeiture conditions or other conditions or criteria applicable to any such awards on the date of termination.

Our senior management and other employees have made significant contributions to U.S. Concrete over the past several years, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of our senior management should be aligned with our stockholders, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our stockholders generally, but that may result in loss of employment for an individual NEO.

In the event there is a “change in control” of our company and within one year thereafter the officer’s employment is terminated by us without cause or by the officer for good cause, the officer would generally be entitled to the following severance benefits:

•
a lump sum payment in cash equal to (a) the sum of (1) the officer’s monthly base salary in effect on the termination date multiplied by 12, and (2) the amount of the officer’s full target bonus for the bonus year in which termination occurs, multiplied by (b) in the case of Messrs. Sandbrook, Lewis and Konnie, 2.5, and in the case of Mr. Davis and Mr. Gentoso, 2.0;

•
a lump-sum payment in cash equal to the value of the officer’s accrued but unpaid salary through the date of such termination, plus the officer’s unused vacation days earned for the year prior to the year in which the termination occurs and a pro rata portion of the vacation days earned for the year in which the termination occurs;

•
payment by the Company of all applicable medical continuation premiums for continuation coverage under COBRA for the benefit of the officer (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•	all Unvested Awards shall become fully vested.

In the case of termination by reason of the officer’s death or long-term/permanent disability, the officer or his heirs would be entitled to substantially the same benefits as outlined above for a termination by us without cause or by the officer for good cause in the absence of a change in control, except that any Unvested Awards would not become vested, but instead would terminate immediately.

In the case of a termination of the applicable officer’s employment either by us for cause or by the officer without good cause, the officer would be entitled to payments for his accrued but unpaid pro rata monthly base salary and unused vacation, in each case through the date of termination, and all Unvested Awards would be cancelled. Also, in the case of a termination by us for cause, all vested stock options held by the officer would remain exercisable for a period of up to 90 days, after which they would expire.

Under each executive severance agreement, we would have “cause” to terminate the applicable officer’s employment in the event of:

•	the officer’s gross negligence, willful misconduct or willful neglect in the performance of his material duties and services to us;

•	the officer’s final conviction of a felony by a trial court, or his entry of a plea of nolo contendere to a felony charge;

•
any criminal indictment of the officer relating to an event or occurrence for which he was directly responsible which, in the business judgment of a majority of our Board of Directors, exposes our company to ridicule, shame or business or financial risk; or

•	a material breach by the officer of any material provision of the executive severance agreement.

On the other hand, the officer generally would have “good cause” to terminate his employment if there is:

•	a material diminution in his then current monthly base salary;

•	a material change in the location of his principal place of employment by us;

•	any material diminution in his current position or any title or position to which he has been promoted;

•
any material diminution of his authority, duties or responsibilities from those commensurate and consistent with the character, status and dignity appropriate to his current position or any title or position to which he has been promoted (provided, however, that if at any time he ceases to have such duties and responsibilities because we cease to have any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or cease to be required to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended, then the officer’s authority, duties and responsibilities will not be deemed to have been materially diminished solely due to the cessation of such publicly traded company duties and responsibilities);

•	any material breach by us of any material provision of the executive severance agreement, including any failure by us to pay any amount due under the executive severance agreement; or

•	with respect to each of Messrs. Sandbrook, Lewis and Konnie, any restructuring of such executive’s direct reporting relationship within our company.

Under each executive severance agreement, a “change in control” will be deemed to have occurred on the earliest of any of the following dates:

•
the date our company merges or consolidates with any other person or entity, and the voting securities of our company outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

•	the date our company sells all or substantially all of our assets to any other person or entity;

•	the date our company is dissolved;

•
the date any person or entity together with its affiliates becomes, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all then outstanding voting securities of our company; or

•
the date the individuals who constituted the nonemployee members of our Board of Directors (the “Incumbent Board”) as of the effective date of the agreement cease for any reason to constitute at least a majority of the nonemployee members of our Board, provided that, for purposes of this clause, any person becoming a director whose election or nomination for election by our stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board then still in office (or whose election or nomination was previously so approved) will be considered as though such person were a member of the Incumbent Board;

provided, however, a “change in control” shall not be deemed to have occurred in connection with any bankruptcy or insolvency of our company, or any transaction in connection therewith.

Based on a hypothetical termination date of December 31, 2011 for each of our NEOs who were employed by us on December 31, 2011, the severance benefits for those NEOs due to a termination either by us without “cause” or by the officer for “good cause” in the absence of a change in control pursuant to the terms of the executive severance agreements would have been as follows:

Name	Total Base Salary Sum	Targeted Bonus	Healthcare and Other Insurance Benefits	Fair Market Value of Accelerated Unvested Equity Compensation	Total (1)

William J. Sandbrook	$1,450,000	$725,000	$19,927	—	$2,194,927
James C. Lewis	$561,000	$112,200	$28,366	$10,455	$712,021
Gary J. Konnie	$479,400	$95,880	$19,927	$8,934	$604,141
Jeff L. Davis	$250,308	$100,123	$19,927	$31,094	$401,452
Michael L. Gentoso	$250,308	$100,123	—	$31,094	$381,525

(1)	Any unused but accrued vacation pay was excluded from the above table. Each NEO is entitled to 4 weeks of annual vacation.

Based on a hypothetical termination without “cause” or by the officer for “good cause” and change in control date of December 31, 2011 for each of our NEOs who were employed by us on December 31, 2011, the change in control termination benefits for those NEOs pursuant to the terms of the executive severance agreements would have been as follows:

Name	Change of Control Sum ((Base Salary Sum + Target Bonus)(change in control multiplier))	Healthcare And Other Insurance Benefits	Fair Market Value of Accelerated Unvested Equity Compensation	Tax Gross Up (1)	Total (2)

William J. Sandbrook	$3,625,000	$19,927	$2,175,000	n/a	$5,819,927
James C. Lewis	$981,750	$28,366	$41,818	n/a	$1,051,934
Gary J. Konnie	$838,950	$19,927	$35,743	n/a	$894,620
Jeff L. Davis	$700,862	$19,927	$31,094	—	$751,884
Michael L. Gentoso	$700,862	—	$31,094	—	$731,957

(1)
Messrs. Sandbrook, Lewis, and Konnie’s executive severance agreements provide that in the event any payment or distribution to such individual would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then if the aggregate of all payments that would be subject to the excise tax, reduced by all federal, state and local taxes applicable thereto, including the excise tax is less than the amount such individual would receive, after all such applicable taxes, if such individual received payments equal to an amount which is $1.00 less than three times the such individual’s “base amount,” as defined in and determined under Section 280G of the Code, then, such payments shall be reduced or eliminated to the extent necessary so that the aggregate payments received by such individual will not be subject to the excise tax.

(2)	Any unused but accrued vacation pay was excluded from the above table. Each NEO is entitled to 4 weeks of annual vacation.

Based on a hypothetical termination date of December 31, 2011 for each of our NEOs who were employed by us on December 31, 2011, the severance benefits for those NEOs due to a termination by reason of the officer’s death or long-term/permanent disability, pursuant to the terms of the executive severance agreements would have been as follows:

Name	Total Base Salary Sum	Targeted Bonus	Healthcare and Other Insurance Benefits	Total (1)

William J. Sandbrook	$1,450,000	$725,000	$19,927	$2,194,927
James C. Lewis	$561,000	$112,200	$28,366	$701,366
Gary J. Konnie	$479,400	$95,880	$19,927	$595,207
Jeff L. Davis	$250,308	$100,123	$19,927	$370,358
Michael L. Gentoso	$250,308	$100,123		$350,431

(1)	Any unused but accrued vacation pay was excluded from the above table. Each NEO is entitled to 4 weeks of annual vacation.

Harlan Severance Benefit Agreement

Michael W. Harlan, the Company’s former President and Chief Executive Officer and a director, resigned effective August 22, 2011 (the “Termination Date”).  Effective August 4, 2011, the Company and Mr. Harlan entered into a Severance Benefit Agreement (the “Benefit Agreement”) to: (a) clarify Mr. Harlan’s severance benefits under the Executive Severance Agreement between the Company and Mr. Harlan, effective as of October 1, 2010, and amended effective as of March 30, 2011 (the “Severance Agreement”); and (b) formalize the terms of Mr. Harlan’s consulting services following the Termination Date.

The Benefit Agreement is consistent with the Company’s policy that its executives, pursuant to their employment arrangements with the Company, shall be entitled to receive severance benefits in connection with a change in control if, following the occurrence of a change in control, the executive’s employment with the company shall be terminated (whether “for cause” or “with good reason” as such terms may be defined in such employment arrangements with the Company). The Company’s employment arrangements with its executives will continue to be consistent with this policy.

The Benefit Agreement states that: (1) notwithstanding anything to the contrary in the Severance Agreement, Mr. Harlan shall receive all of the severance benefits and equity treatment to which he would be entitled in the event of an Involuntary Termination under Section 1.1.b. of the Severance Agreement; (2) in no event shall Mr. Harlan receive severance benefits pursuant to Section 1.3 (Termination Following Change In Control) of the Severance Agreement; and (3) for a period of three months following the Termination Date (the “Consulting Term”), Mr. Harlan agreed to provide consulting services to the Company, as mutually agreed by Mr. Harlan and Mr. Sandbrook. Pursuant to the Severance Agreement, Mr. Harlan received a severance in the amount of $1,292,654.

Pursuant to the Benefit Agreement, Mr. Harlan  received, paid upon the first day of each period; (a) $20,000 for the consulting services for the period of August 22, 2011 through September 21, 2011; and (b) $10,000 for each of the periods of September 22, 2011 through October 21, 2011, and October 22, 2011 through November 21, 2011.  During the Consulting Term, Mr. Harlan was entitled to reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Mr. Harlan in the performance of the services.

Lindeman Resignation

Curt M. Lindeman, the Company’s former Vice President, General Counsel & Corporate Secretary, resigned effective October 28, 2011. Effective October 1, 2010, Mr. Lindeman entered into a revised form of Executive Severance Agreement with the Company.  No payments were made to Mr. Lindeman pursuant to his Executive Severance Agreement in connection with his resignation and all Unvested Awards were cancelled.

Lewis Resignation

On February 20, 2012, James C. Lewis, the Company’s Senior Vice President and Chief Financial Officer, gave notice of his intention to leave the Company for personal reasons, effective upon the Company’s relocation of its corporate headquarters to Euless, Texas, on or about July 1, 2012.  The Company has begun a formal search for his replacement. Mr. Lewis will remain with the Company in the interim and will assist in the orderly transition to the new Chief Financial Officer. Mr. Lewis’s Executive Severance Agreement, dated October 1, 2010, provides that Mr. Lewis may terminate for “good cause” if there is a change in the location of his principal place of employment.  Because the relocation to Euless, Texas constitutes a change in the location of his principal place of employment by us, upon his departure from the Company, Mr. Lewis will be eligible to receive severance payments pursuant to Section 1.2(a)(ii) of his Executive Severance Agreement.

Konnie Resignation

On February 28, 2012, Gary J. Konnie, the Company’s Vice President – Human Resources, gave notice of his intention to leave the Company for personal reasons, effective upon the Company’s relocation of its corporate headquarters to Euless, Texas, on or about July 1, 2012.  The Company has begun a formal search for his replacement. Mr. Konnie will remain with the Company in the interim and will assist in the orderly transition to the new Vice President – Human Resources.  Mr. Konnie’s Executive Severance Agreement, effective October 1, 2010, provides that Mr. Konnie may terminate for “good cause” if there is a change in the location of his principal place of employment.  Because the relocation to Euless, Texas constitutes a change in the location of his principal place of employment by us, upon his departure from the Company, Mr. Konnie will be eligible to receive severance payments pursuant to Section 1.2(a)(ii) of his Executive Severance Agreement.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. The compensation committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with our compensation objectives.

Conclusion

Based upon its review of our overall executive compensation program, the compensation committee believes our executive compensation program, as applied to our executive officers, is appropriate and is necessary to retain the executive officers who are essential to our continued development and success, to compensate those executive officers for their contributions and to enhance stockholder value. The committee believes that the total compensation opportunities provided to our executive officers create a commonality of interests and alignment of our long-term interests with those of our stockholders.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the review and discussion with management, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this proxy statement.

This report is furnished by the compensation committee of the Board of Directors.

The Compensation Committee:

Kurt M. Cellar, Chairman
Michael D. Lundin
Colin M. Sutherland
Theodore P. Rossi

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing report of the compensation committee shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our Named Executive Officers in fiscal years 2011, 2010 and 2009.

Name and Principal Position	Year	Salary(1)(2)	Bonus(3)	Stock Awards(4)	Option Awards (5)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	Other Compensation(7)	Total

William J. Sandbrook	2011	$261,806	$561,156	$4,071,612	—	—	—	$67,557	$4,962,131
President and Chief Executive
Officer(9)

Michael W. Harlan,	2011	$323,333	—	—	—	—	—	$1,331771	$1,655,104
President and Chief Executive	2010	$499,999	$200,000	$839,056	$125,233	—	—	$690	$1,664,978
Officer	2009	$499,999	—	$101,500	$47,278	—	—	$12,940	$661,717

James C. Lewis,	2011	$279,125	—	—	—	—	—	$4,423	$283,548
Senior Vice President and Chief	2010	$68,749	—	$173,056	$25,831	—	—	$172	$267,808
Financial Officer (8)

Curt M. Lindeman,	2011	$232,375	—	—	—	—	—	$14,016	$246,391
Vice President, General Counsel	2010	$252,499	$98,000	$205,568	$30,682	—	—	$676	$587,425
and Corporate Secretary	2009	$244,999	—	$37,700	$10,131	—	—	$12,926	$305,756

Gary J. Konnie,	2011	$238,525	—	—	—	—	—	$648	$239,173
Vice President –	2010	$235,000	$94,000	$147,880	$22,072	—	—	$648	$499,600
Human Resources	2009	$235,000	—	$37,700	$10,131	—	—	$648	$283,479

Jeff L. Davis,	2011	$249,081	—	—	—	$35,000	—	$5,579	$289,660
VP and GM – Central Concrete	2010	$245,400	—	$128,688	$19,208	$25,000	—	$276	$418,572
Supply Co., Inc.	2009	$241,858	—	$37,700	$10,131	—	—	$16,267	$305,956

Michael L. Gentoso	2011	$249,081	—	—	—	—	—	$5,579	$264,660
Regional Vice President	2010	$245,400	—	$128,688	$19,208	—	—	$679	$393,975
Atlantic Region	2009	$241,858	—	$37,700	$10,131	—	—	$39,464	$329,153

(1)
Cash compensation received by each NEO in 2011, 2010 and 2009 is found in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns, as well as a portion of the amount reflected in the “Other Compensation” column, of this table.  The figures shown in the Salary column of this table reflect the amount actually received by the NEO, not that NEO’s annual rate of pay for the applicable year. Rates of pay may/would be higher than amounts shown if an NEO began employment with us during a particular year or if an NEO received a salary increase during the year. Annual pay increases for all executive officers are generally not effective until April of that year.  In addition, an officer’s rate of pay may change over the course of the year due to a change in job title or responsibilities.

(2)
The amounts shown in this column for 2009 for Mr. Harlan include that portion of salary that he deferred pursuant to our deferred compensation plan. We terminated the deferred compensation plan effective November 4, 2009, and Mr. Harlan received a lump-sum distribution of his account balance on November 5, 2010.

(3)
The overall company EBITDA for 2011 was below the EBITDA threshold, so participants did not receive any cash bonus under the financial component of the 2011 annual short-term incentive plan. The strategic component of the 2011 annual short-term incentive plan was not subject to the above-referenced EBITDA threshold; however, it was subject to the discretion of the compensation committee to modify or eliminate, taking into consideration market conditions and other criteria it deemed appropriate. The compensation committee exercised its discretion and awarded cash bonuses to a limited number of participants in two of our business units to reward those participants for the accomplishment of strategic objectives and to recognize the above-average performance of their business units. Mr. Davis, as the Vice President and General Manager of one of the two business units, Central, received a modified cash bonus of $35,000. Pursuant to his offer of employment with the Company, Mr. Sandbrook received a signing bonus of $300,000 in September 2011 and his 2011 annual bonus under the 2011 Plan was guaranteed, at his target annual base amount of 100% of base salary on a pro-rated basis in accordance with his length of employment with the Company in the amount of $263,974. Other than Messrs. Davis and Sandbrook, none of the NEOs received a cash bonus for 2011 performance pursuant to the 2011 short-term incentive plan.

(4)
The amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of the awards of restricted stock in 2011, the aggregate grant date fair value of RSUs and Incentive RSUs in 2010, and the awards of Restricted Stock in 2009, as determined in accordance with FASB ASC Topic 718. We determined the fair market value of a restricted stock award on the grant date using the closing price of our common stock on the date of grant. The values shown in this column are not representative of the amounts that may eventually be realized by the executive. Assumptions used in the calculations of the 2011 amounts are included in Note 9 to our consolidated financial statements for the year ended December 31, 2011, which are included in our annual report on Form 10-K for the year ended December 31, 2011. Assumptions used in the calculations of the 2010 amounts are included in Note 9 to our consolidated financial statements for the year ended December 31, 2010, which are included in our annual report on Form 10-K for the year ended December 31, 2010. Assumptions used in the calculations of the 2009 amounts are included in Note 7 to our consolidated financial statements for the year ended December 31, 2009, which are included in our annual report on Form 10-K for the year ended December 31, 2009.

(5)
The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of the awards in those years, as determined in accordance with FASB ASC Topic 718. We determined the fair market value of a stock option award on the grant date using a Black-Scholes option pricing model.  This model estimates the grant date fair value utilizing assumptions such as dividend yield, our common stock volatility, risk free interest rates, and expected option lives. The values shown in this column are not representative of the amounts that may eventually be realized by the executive. Assumptions used in the calculations of the 2010 amounts are included in Note 9 to our consolidated financial statements for the year ended December 31, 2010, which are included in our annual report on Form 10-K for the year ended December 31, 2010. Assumptions used in the calculations of the 2009 amounts are included in Note 7 to our consolidated financial statements for the year ended December 31, 2009, which are included in our annual report on Form 10-K for the year ended December 31, 2009.

(6)	There are no nonqualified deferred compensation earnings reflected in this column because none of the NEOs received above-market or preferential earnings on such compensation during 2010 or 2009.

(7)
The amounts in the “All Other Compensation” column for fiscal year 2011 reflects: matching contributions under our 401(k) Plan of $4,234, $3,733, $4,821, $4,771, $4,900 and $4,900 for each of Messrs. Harlan, Lewis, Lindeman, Konnie., Davis and Gentoso, respectively; life insurance premiums paid by us for Messrs. Harlan, Sandbrook, Lewis, Lindeman, Konnie, Davis and Gentoso of $460, $2,557, $690, $564, $648, $679 and $679, respectively; relocation fees of $65,000 for Mr. Sandbrook; two $2,500 gift cards to Mr. Harlan in appreciation of his service; $29,423 and $8,631 to Messrs. Harlan and Lindeman, respectively for accrued, but unused vacation; and $1,292,654 in severance to Mr. Harlan. The amounts in the “All Other Compensation” column for fiscal year 2010 reflects: life insurance premiums paid by us for Messrs. Harlan, Lewis, Lindeman, Konnie and Davis, of $690, $172, $676, $648, and $276 respectively. The amounts in the “All Other Compensation” column for fiscal year 2009 reflects: matching contributions under our 401(k) Plan of $12,500 for each of Messrs. Harlan, Lindeman, and Davis; life insurance premiums paid by us for Messrs. Harlan, Lindeman, Davis, Gentoso  and Konnie, of $690, $676, $276, $690, $654 and $648, respectively; automobiles valued at $3,741 and $26,500 transferred to Messrs. Davis and Gentoso, respectively, to compensate them for changes to the Company’s automobile policy.

(8)	No information is reported for Mr. Sandbrook in 2009 and 2010, as he joined the Company in August 2011.

(9)	No information is reported for Mr. Lewis for 2009, as he joined the Company October 1, 2010.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2011

The following table summarizes the non-equity and equity plan-based awards that our Named Executive Officers received or were eligible to receive during fiscal year 2011.  Our NEOs are eligible to receive all non-equity awards pursuant to the 2011 Annual Salaried Team Member Incentive Plan.  All equity awards were granted pursuant to the U.S. Concrete, Inc. 2010 Management Equity Incentive Plan.

									All Other
								All Other	Option
		Estimated Future Payouts Under						Stock	Awards:		Grant
		Non-Equity			Estimated Future Payouts Under			Awards:	Number of	Exercise or	Date Fair
		Incentive Plan Awards (1)			Equity Incentive Plan Awards (2) (3)			Number of	Securities	Base Price of	Value of Stock
								Shares of	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Options	Awards(4)	Awards (5)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)
William J. Sandbrook	8/22/2012	362,500	725,000	1,450,000	N/A	N/A	N/A	85,852	—	N/A	515,112
	8/22/2012				150,000	N/A	300,000	450,000			3,556,500

James C. Lewis	N/A	56,000	112,200	224,400	N/A	N/A	N/A	—	—	N/A	N/A

Curt M. Lindeman	N/A	56,000	112,200	224,400	N/A	N/A	N/A	—	—	N/A	N/A

Gary J. Konnie	N/A	47,940	95,880	191,760	N/A	N/A	N/A	—	—	N/A	N/A

Jeff L. Davis	N/A	50,062	100,123	200,246	N/A	N/A	N/A	—	—	N/A	N/A

Michael L. Gentoso	N/A	50,062	100,123	200,246	N/A	N/A	N/A	—	—	N/A	N/A

(1)
The NEOs are eligible to earn annual non-equity incentive compensation under our short-term incentive plan for each fiscal year based on achievement of certain performance measures. The overall company EBITDA for 2011 was below the EBITDA threshold, so participants did not receive any cash bonus under the financial component of the 2011 annual short-term incentive plan. The strategic component of the 2011 annual short-term incentive plan was not subject to the above-referenced EBITDA threshold; however, it was subject to the discretion of the compensation committee to modify or eliminate, taking into consideration market conditions and other criteria it deemed appropriate. The compensation committee exercised its discretion and awarded cash bonuses to a limited number of participants in one of our business units to reward those participants for the accomplishment of strategic objectives and to recognize the above-average performance of their business unit. Mr. Davis, as the Vice President and General Manager of the business unit, Central, received a modified cash bonus of $35,000. Pursuant to his offer letter, Mr. Sandbrook received his pro-rata target bonus of $263,974 under the 2011 short-term incentive plan to be paid as of March 15, 2012 and a signing bonus of $300,000 paid on August 22, 1011. Other than Mr. Davis, and Mr. Sandbrook, none of the NEOs received a cash bonus for 2011 performance pursuant to the 2011 short-term incentive plan. The threshold bonus was established as one-half of the strategic component of such participant’s target bonus.  The percentage of base pay for the NEOs for the target bonus was as follows: Mr. Sandbrook (100%), Mr. Harlan (75%), and Messrs. Lewis, Lindeman, Konnie, Davis and Gentoso (40%).  The percentage of base pay for the NEO maximum bonus was as follows: Mr. Sandbrook (200%), Mr. Harlan (150%), and Messrs. Lewis, Lindeman, Konnie, Davis and Gentoso (80%).

(2)
There are no thresholds, targets or maximums for equity awards under the 2010 Management Equity Incentive Plan. The target equity awards for the NEOs are based on their respective grade levels and the 50th percentile of the comparative long-term compensation data for equivalent positions from peer companies.  No equity was granted to NEOs in 2011 with the exception of Mr. Sandbrook.

(3)	No equity was awarded to NEOs in 2011 with the exception of Mr. Sandbrook (see footnote 5).

(4)	No options were granted in 2011.

(5)
No equity was awarded to NEOs in 2011 with the exception of Mr. Sandbrook who received a grant of 85,852 shares of the Company’s restricted stock on August 22, 2011 and a grant of 750,000 shares of the Company’s restricted stock on August 22, 2011.  The grant date fair value of Mr. Sandbrook’s award of 85,852 shares was $515,112 calculated based on a closing price of $6.00 per share on August 22, 2011. These shares vested fully on date of grant; however, should Mr. Sandbrook voluntarily terminate his employment within one year of his start date, he must return the number of shares received within thirty (30) days of such termination date.  With respect to the grant of 750,000 shares of Company restricted stock, sixty percent (60%) of such shares will vest over four (4) years in equal annual installments from the date of grant.  Forty percent (40%) of the number of shares granted will time-and-performance-vest in equal portions.  Fifty percent (50%), or half, of the time-and-performance-vested shares will be vested should the share price attain a market-closing share price of $16.00 per share for ten (10) consecutive business days within three (3) years from the date of grant. The other half of the time-and-performance-vested shares will vest should the share price attain a market-closing share price of $20.00 within four (4) years from the date of the grant.  Any of the shares with a performance-vesting hurdle of $16.00 per share that do not vest within three (3) years from the date of the grant will still vest should the share price attain a closing price of $20.00 per share within four (4) years from the date of grant.  The award of 750,000 shares is intended to cover the first three years of Mr. Sandbrook’s employment, and thus he will not be eligible for a further award until the fourth year of his employment. The grant date fair value of the 750,000 was calculated as $3,556,500 based on an August 22, 2011 closing price of $6.00 per share for 450,000 of such shares, $2.95 per share for 150,000 of such shares and $2.76 per share for the remaining 150,000 of such shares.

Employment Terms

Although the Company has not entered into an employment agreement with any of its Named Executive Officers, certain employment terms are included in each of their executive severance agreements, the severance provisions of which are detailed above under ‘Post-Employment Arrangements for our Executive Officers.’ Each such agreement specifies the executive’s position, location of employment, monthly base salary and annual paid vacation entitlement.

U.S. Concrete, Inc. Management Equity Incentive Plan

 We adopted the 2010 U.S. Concrete, Inc. Management Equity Incentive Plan (the “Incentive Plan”) in September 2010 pursuant to which awards to employees and directors can be made in the form of stock options, stock appreciation rights, restricted stock, RSUs and other equity or equity-based grants, in addition to grants denominated in cash. The Incentive Plan is administered by the compensation committee and there are 805,249 shares of U.S. Concrete common stock reserved for issuance in connection with awards made under the Incentive Plan.

Nonqualified Stock Option Award Agreements

Pursuant to each nonqualified stock option award agreement issued in accordance with the Incentive Plan, the option vests in equal quarterly installments over the three year period following the date of grant, subject to the executive’s continued employment on each vesting date. Any portion of the option that is unvested on the date of termination will be forfeited, except that if the executive’s employment is terminated without “cause,” any portion of the option that would have become vested during the six-month period following termination will become vested on the date of termination. An optionee generally has until the earlier of (i) 90 days following termination (or 1 year following termination without Cause) or (ii) expiration of the original option term to exercise vested options. All options, vested or unvested, will be forfeited on termination with Cause.  Each option award agreement also contains covenants by the executive not to solicit customers or employees of U.S. Concrete during employment and for one year thereafter and an ongoing covenant not to disclose U.S. Concrete’s confidential information. Additionally, pursuant to the terms of each Named Executive Officer’s executive severance agreement, upon a change in control all outstanding unvested options will become fully vested and exercisable.

Restricted Stock Unit Award Agreements

Pursuant to each RSU award agreement issued in accordance with the Incentive Plan, the RSUs vest in equal quarterly installments over the three year period following the date of grant, subject to the executive’s continued employment on each vesting date.  Any portion of the RSUs that are unvested on the date of termination will be forfeited, except that if the executive’s employment is terminated without “cause,” any portion of the RSUs that would have become vested during the six month period following termination will become vested on the date of termination.  Additionally, pursuant to the terms of each Named Executive Officer’s executive severance agreement, upon a “change in control” all outstanding unvested RSUs will become fully vested. Upon vesting, the executive will receive the number of shares of U.S. Concrete common stock that correspond to the number of RSUs that have become vested.

Additionally, with respect to each RSU awarded under the agreement, the executive will receive one Incentive RSU which will entitle the executive to receive a payment equal to 0.35020 of a share of Common Stock to be delivered within 30 days following the later of the date on which (i) the related RSU vests, or (ii) the “Performance Goal” is achieved.  Each Incentive RSU will vest on the same schedule as the related RSU and will be immediately forfeited and cancelled if such RSU is forfeited and cancelled for any reason. With respect to 2010 RSU grants, the “Performance Goal” will be deemed to have been achieved on the earlier of (a) the conversion on a cumulative basis of 95% of our 9.5% Convertible Secured Notes due 2015 issued pursuant to the 2010 Indenture or (b) the date we deliver a conversion event notice in accordance with the terms of such 2010 Indenture. If the Performance Goal is not achieved prior to the August 31, 2015, each Incentive RSU will expire without any payment being made with respect thereto.

Restricted Stock Award Agreements

On August 22, 2011, the Company granted Mr. Sandbrook 85,852 shares of our common stock in connection with his offer of employment. These shares vested fully on date of grant; however, should Mr. Sandbrook voluntarily terminate his employment within one year of his start date, he must return the number of shares received within thirty (30) days of such termination date. In addition, on August 22, 2011, the Company granted Mr. Sandbrook 750,000 shares of the Company’s restricted stock on August 22, 2011.  Sixty percent (60%) of such shares will vest over four (4) years in equal annual installments from the date of grant.  Forty percent (40%) of the number of shares granted will time-and-performance-vest in equal portions.  Fifty percent (50%), or half, of the time-and-performance-vested shares will be vested should the share price attain a market-closing share price of $16.00 per share for ten (10) consecutive business days within three (3) years from the date of grant.  The other half of the time-and-performance-vested shares will vest should the share price attain a market-closing share price of $20.00 within four (4) years from the date of the grant.  Any of the shares with a performance-vesting hurdle of $16.00 per share that do not vest within three (3) years from the date of the grant will still vest should the share price attain a closing price of $20.00 per share within four (4) years from the date of grant.  The award of 750,000 shares is intended to cover the first three years of Mr. Sandbrook’s employment, and thus he will not be eligible for a further award until the fourth year of his employment.  As stated above, with the exception of the equity awards made to Mr. Sandbrook on his commencement of employment with the Company, no equity was granted to NEOs in 2011 based on the size and timing of the equity awards made to NEOs in the fourth quarter of 2010.

Consistent with past practice, the compensation committee met in the first quarter of 2012 and approved equity awards to certain NEOs to be granted as of April 1, 2012.  Mr. Davis and Mr. Gentoso were each granted 15,000 shares of the Company’s restricted stock. Sixty percent (60%) of such shares will vest over three (3) years in equal annual installments from the date of grant.  Forty percent (40%) of the number of shares granted will time-and-performance-vest in equal portions.  Fifty percent (50%), or half, of the time-and-performance-vested shares will be vested should the share price attain a market-closing share price of $10.00 per share for ten (10) consecutive business days within three (3) years from the date of grant.  The other half of the time-and-performance-vested shares will vest should the share price attain a market-closing share price of $14.00 per share for ten (10) consecutive business days within three (3) years from the date of grant.  Messrs. Lewis and Konnie were not granted equity awards in 2012 as both officers are leaving the Company on or about July 1, 2012 in connection with the Company’s relocation of its corporate headquarters to Euless, Texas. The compensation committee does not expect to grant Mr. Sandbrook any equity in 2012 as the award of 750,000 shares in 2011 is intended to cover the first three years of Mr. Sandbrook’s employment. Mr. Sandbrook will be eligible for another grant after August 22, 2014.

  OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

Option Awards (1)					Stock Awards (1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Unexercisable (2)	Price	Date	Vested (#) (3)	Vested (4)	Vested (#)(5)	Vested (6)

Michael W. Harlan	11,918	—	$12.00	8/22/2012	—	—	—	—
	11,918	—	$15.00	8/22/2012
	5,958	—	$22.69	8/22/2012
	5,958	—	$26.68	8/22/2012

William J. Sandbrook	N/A	N/A	N/A	N/A	450,000	$2,175,000	300,000	$856,500

James C. Lewis	1,966	3,934	$12.00	10/1/2020	14,420	$41,818	21,632	—
	1,966	3,934	$15.00	10/1/2020
	982	1,968	$22.69	10/1/2020
	982	1,968	$26.68	10/1/2020

Curt M. Lindeman	2,336	0	$12.00	1/26/2012	—	—	—	—
	2,336	0	$15.00	1/26/2012
	1,168	0	$22.69	1/26/2012
	1,168	0	$26.68	1/26/2012

Gary J. Konnie	1,680	3,361	$12.00	10/2/2020	12,325	$35,743	18,485	—
	1,680	3,361	$15.00	10/1/2020
	840	1,681	$22.69	10/1/2020
	840	1,681	$26.68	10/1/2020

Jeff L. Davis	1,462	2,925	$12.00	10/1/2020	10,722	$31,094	16,086	—
	1,462	2,925	$15.00	10/1/2020
	730	1,464	$22.69	10/1/2020
	730	1,464	$26.68	10/1/2020

Michael L. Gentoso	1,462	2,925	$12.00	10/1/2020	10,722	$31,094	16,086	—
	1,462	2,925	$15.00	10/1/2020
	730	1,464	$22.69	10/1/2020
	730	1,464	$26.68	10/1/2020

(1)
Pursuant to the consummation of our plan of reorganization and emergence from Chapter 11 proceedings, on August 31, 2010, all of our then existing equity securities, including all common stock (the “Old Common Stock”) and nonqualified stock options previously granted to the executive officers, vested and unvested, were cancelled. Holders of the Old Common Stock, including our executive officers holding vested shares of Old Common Stock, received 0.040462 Class A warrants and 0.040462 Class B warrants (subject to rounding to the nearest whole number of warrants) for each share of Old Common Stock they held on August 31, 2010. Initially, each Class A Warrant entitles the holder to purchase one share of our new common stock at an exercise price of $22.69 per share, and each Class B Warrant entitles the holder to purchase one share of our new common stock at an exercise price of $26.68 per share.  The warrants will expire on August 31, 2017, and the exercise price and number of shares a holder can purchase with a warrant may be adjusted if certain events occur.

(2)	The unvested option awards become vested as follows:

	Lewis				Konnie				Davis				Gentoso
	$12.00	$15.00	$22.69	$26.68	$12.00	$15.00	$22.69	$26.68	$12.00	$15.00	$22.69	$26.68	$12.00	$15.00	$22.69	$26.68
1/1/12	492	492	246	246	420	420	210	210	366	366	183	183	366	366	183	183
4/1/12	492	492	246	246	420	420	210	210	366	366	183	183	366	366	183	183
7/1/12	492	492	246	246	420	420	210	210	366	366	183	183	366	366	183	183
10/1/12	492	492	246	246	420	420	210	210	366	366	183	183	366	366	183	183
1/1/13	492	492	246	246	420	420	210	210	366	366	183	183	366	366	183	183
4/1/13	492	492	246	246	420	420	210	210	366	366	183	183	366	366	183	183
7/1/13	492	492	246	246	420	420	210	210	366	366	183	183	366	366	183	183
10/1/13	490	490	256	256	421	421	211	211	363	363	183	183	363	363	183	183

(3)	The unvested RSU awards become vested as follows:

	Lewis	Konnie	Davis	Gentoso
1/1/12	1,803	1,540	1,341	1,341
4/1/12	1,803	1,540	1,341	1,341
7/1/12	1,803	1,540	1,341	1,341
10/1/12	1,803	1,540	1,341	1,341
1/1/13	1,803	1,540	1,341	1,341
4/1/13	1,803	1,540	1,341	1,341
7/1/13	1,803	1,540	1,341	1,341
10/1/13	1,799	1,545	1,335	1,335

On August 22, 2011, the Company granted Mr. Sandbrook 450,000 shares of restricted stock. These shares will vest over four (4) years in equal installments from the date of grant.

(4)
The market value of the unvested RSUs is calculated using the closing market price of our common stock at the end of our last completed fiscal year.  Accordingly, the value was determined based on the closing market price of our common stock on the Over the Counter Bulletin Board as of December 31, 2011, the last trading day of 2011, which was $2.90.

(5)	The unvested Incentive RSU awards become vested as follows:

	Lewis	Konnie	Davis	Gentoso
1/1/12	1,803	1,540	1,341	1,341
4/1/12	1,803	1,540	1,341	1,341
7/1/12	1,803	1,540	1,341	1,341
10/1/12	1,803	1,540	1,341	1,341
1/1/13	1,803	1,540	1,341	1,341
4/1/13	1,803	1,540	1,341	1,341
7/1/13	1,803	1,540	1,341	1,341
10/1/13	1,799	1,545	1,335	1,335

On August 22, 2011, the Company granted Mr. Sandbrook 300,000 shares of restricted stock. These shares will time-and-performance-vest in equal portions. Fifty percent (50%), or half, of the time-and-performance-vested shares will be vested should the share price attain a market-closing share price of $16.00 per share for ten (10) consecutive business days within three (3) years from the date of grant.  The other half of the time-and-performance-vested shares will vest should the share price attain a market-closing share price of $20.00 per share for ten (10) consecutive business days within four (4) years from the date of grant.

(6)	The value of the Incentive RSUs as of December 31, 2011 was determined to be zero due to the probability of the units becoming issued shares as of that date.

  OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2011

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting

William J. Sandbrook	—	—	—	—

Michael W. Harlan	—	—	43,700	$332,207

James C. Lewis	—	—	7,212	$54,306

Curt M. Lindeman	—	—	8,564	$64,487

Gary J. Konnie	—	—	6,160	$46,385

Jeff L. Davis	—	—	5,364	$40,391

Michael L. Gentoso	—	—	5,364	$40,391

(1)
Pursuant to the consummation of our plan of reorganization and emergence from Chapter 11 proceedings, on August 31, 2010, all of our then existing equity securities, including all Old Common Stock and nonqualified stock options previously granted to the executive officers, vested and unvested, were cancelled. Prior to August 31, 2010, the NEOs acquired shares upon their vesting. However, such shares were cancelled on August 31, 2010. Holders of the Old Common Stock, including our executive officers holding vested shares of Old Common Stock, received 0.040462 Class A warrants and 0.040462 Class B warrants (subject to rounding to the nearest whole number of warrants) for each share of Old Common Stock they held on August 31, 2010. Initially, each Class A Warrant entitles the holder to purchase one share of our new common stock at an exercise price of $22.69 per share, and each Class B Warrant entitles the holder to purchase one share of our new common stock at an exercise price of $26.68 per share.  The warrants will expire on August 31, 2017, and the exercise price and number of shares a holder can purchase with a warrant may be adjusted if certain events occur.

PENSION BENEFITS

U.S. Concrete does not maintain any defined benefit pension plans that provide for payments or other benefits at, following, or in connection with the retirement of any of our Named Executive Officers.

COMPENSATION PROGRAM AND RISK MANAGEMENT

Our compensation committee has conducted a comprehensive review of the U.S. Concrete’s compensation structure from the perspective of enterprise risk management and the design and operation of our executive and employee compensation arrangements generally and has concluded that the risks arising from our compensation policies and overall actual compensation practices for employees are not reasonably likely to have a material adverse effect on our company. Our compensation program as a whole does not encourage or incite our executives or other employees to take unnecessary and excessive risks or engage in other activities and behavior that threaten the value of U.S. Concrete or the investments of its shareholders, as evidenced by the following design features that we believe mitigate risk-taking:

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Compensation Mix. To encourage appropriate decision-making and facilitate the alignment of the interests of our employees with those of U.S. Concrete and its shareholders, our compensation program is structured to provide an appropriate balance of “fixed” and “variable” or “at risk” compensation. We believe that the allocation of variable compensation between annual cash incentives and long-term stock option, RSU and Incentive RSU grants is reasonable for U.S. Concrete given our business objectives and is comparable to the ratio used by members of our peer group identified in the ‘Compensation Discussion and Analysis’ above.  Historically, and in fiscal year 2010, the compensation committee granted a substantial amount of our executive officers’ total compensation as non-cash long-term equity incentive compensation. Because of the size and the timing of the awards made to NEOs in the fourth quarter of 2010, no equity was granted in 2011 to NEOs with the exception of Mr. Sandbrook.

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Base Salaries. While base salary is the only fixed element of compensation that we provide to our executives and other employees, we believe that the amounts paid are sufficient to meet the essential financial needs of these executives and employees. Consequently, our incentive compensation arrangements are intended to reward their performance if, and only to the extent that, the Company and our shareholders also benefit financially from their stewardship.

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Annual Incentives. Our annual short-term incentive plan applies to salaried employees at each of our business units, and bonuses under that plan are not awarded upon the completion of specific transactions or projects. While our annual short-term incentive plan for salaried employees differs from year-to-year, cash bonuses are generally awarded under the plan based on some combination of company and business unit financial results, and individual and business unit accomplishment of strategic goals, which may include strategic position in the market, improvement in operational efficiencies, development of new products, implementation and utilization of information technology, employee development and accomplishment of various safety goals. The Company does not consider that the pursuit of these objectives may lead to behaviors that focus executives on their individual enrichment rather than the Company’s long-term welfare, and considers that the annual bonus plan does not encourage excessive risk-taking as the bonus amounts are based on multiple financial and non-financial goals and objectives and are not based solely on corporate performance.

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Long-Term Equity Awards. In addition to the long-term strategic focus of our short-term cash bonus plan, our equity compensation program is specifically intended to create a long-term link between the compensation provided to executive officers and other key management personnel and gains realized by our stockholders. Our compensation committee uses a combination of RSUs, Incentive RSUs, nonqualified stock options and restricted shares with a combination of time-and-performance-vested criteria as long-term incentive compensation because, among other reasons, they provide a motivating form of incentive compensation, while contributing to the focus of our management team on increasing value for our stockholders. As these awards vest over multiple years, and the vesting of the awards is based generally on continued service with the Company, they do not encourage executives to achieve short-term increases in stock price to the detriment of long-term growth.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Code of Ethics and Business Conduct, all employees (including our NEOs) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of U.S. Concrete, are required to disclose such matters to our Chief Executive Officer or Deputy General Counsel prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the work-place. As a result, approval of related-party business will be denied if we believe that an employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work.  Our Board members are also responsible for complying with our Code of Ethics and Business Conduct, which is in writing and is available on our Web site at www.us-concrete.com under Investor Relations – Corporate Governance. You may also obtain a written copy by making a request to our Corporate Secretary by mail at U.S. Concrete, Inc., 2925 Briarpark Drive, Suite 1050, Houston, Texas 77042 or by phone by calling (713) 499-6200.

On completion of our initial public offering in 1999, we entered into new facilities leases, or extended existing leases, with former stockholders or affiliates of former stockholders of several of our newly acquired subsidiaries, including Central. Those leases generally provide for initial lease terms of 15 to 20 years, with one or more extension options we may exercise. William T. Albanese, a former owner of Central and an employee of ours, and Thomas J. Albanese, a former owner of Central and brother to William T. Albanese, is an employee of ours and previously was designated as one of our executive officers. The leases with Central relate to two facilities and provide for aggregate annual rentals of $367,608. We believe the rentals we must pay under each of these leases are at fair market rates.

Central employed Lauren Cerrito, the daughter of William T. Albanese, during 2011. Central paid Mrs. Cerrito an aggregate of $171,713 in salary and bonus in 2011. In 2011, we did not grant Mrs. Cerrito any equity in the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of common stock and any subsequent changes in that ownership to the SEC. SEC rules establish due dates for these reports, and we are required to disclose in this proxy statement any failure to file by those dates. Except for late Form 4’s filed by Mr. Rayner on May 27, 2011, Mr. McLaughlin on June 23, 2011, and Mr. Cellar on August 19, 2011 and a late Form 3 filed by Mr. Rossi on December 16, 2011, all other required 2011 filings were made on a timely basis. In making these disclosures, we relied solely on written statements of directors, executive officers and stockholders and copies of the reports they have filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of U.S. Concrete, Inc.:

We have reviewed and discussed with management U.S. Concrete’s audited financial statements as of and for the year ended December 31, 2011.

In addition, we have discussed with PricewaterhouseCoopers LLP, U.S. Concrete’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61,  Communication with Audit Committees, as amended, adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have also reviewed and discussed with management management’s report on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board, and we have discussed with that firm its independence from U.S. Concrete. In addition, we concluded that PricewaterhouseCoopers LLP’s provision of services that are not related to the audit of U.S. Concrete’s financial statements was compatible with that firm’s independence from U.S. Concrete.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors of U.S. Concrete that the audited financial statements referred to above be included in U.S. Concrete’s annual report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert M. Rayner, Chairman
Eugene I. Davis
Colin M. Sutherland

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing report of the audit committee shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has selected Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2012. PricewaterhouseCoopers LLP has audited our financial statements since May 16, 2002. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the audit committee and the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the audit committee retains discretion to appoint a new independent registered public accounting firm if the audit committee concludes such a change would be in the best interests of U.S. Concrete. We expect representatives of Grant Thornton, LLP to be present at the meeting and available to respond to appropriate questions by stockholders. They will have the opportunity to make a statement if they so desire.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast on the proposal is necessary to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012. The form of proxy provides a means for you to vote for the ratification of the selection of our independent registered public accounting firm, to vote against it or to abstain from voting for or against it. If you voted via the Internet or telephone, or if you elected to receive printed versions of the materials and received a paper proxy card, and if you properly sign and return the proxy card, but do not specify how to vote the shares represented by your proxy, the persons named as proxies will vote “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. Assuming the presence of a quorum, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not affect the vote.

Our Board recommends a vote “FOR” the ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2012.

Fees Incurred by U.S. Concrete to Independent Registered Public Accounting Firm

The following table sets forth the fees we incurred for services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP, during 2011 and 2010.

Fee Category	2011	2010
Audit Fees (1)	$639,000	$1,188,400
Audit-Related Fees	—	—
All Other Fees (2)	$1,800	$1,919
Total	$640,800	$1,190,319

(1)
The 2011 audit fees related to professional services rendered in connection with: (a) the audit of our annual financial statements; (b) the quarterly review of financial statements included in our Forms 10-Q; and (c) the review and consent for filings on two Forms S-1 ($49,000).  The 2010 audit fees relate to professional services rendered in connection with: (a) the audit of our financial statements as of August 31, 2010, for the period from January 1, 2010 through August 31, 2010, as of December 31, 2010 and for the period from September 1, 2010 through December 31, 2010; (b) quarterly review of financial statements included in our Forms 10-Q; (c) the review and issuance of consent for a Form S-1($7,500); and (d) our responses to SEC Comment Letters.

(2)	All other fees consist of fees for products and services other than the services reported above. In 2011 and 2010, these fees consisted of licensing fees for accounting research software.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

            The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The audit committee generally will pre-approve specific audit services for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included among the pre-approved audit services and any non-audit service must be separately pre-approved by the Audit Committee Chairperson. The Chairperson reports any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management any of its responsibilities to pre-approve services performed by our independent auditors.

None of the services related to the audit-related fees or other fees described above was approved by the audit committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE 2010 MANAGEMENT EQUITY INCENTIVE PLAN TO REALLOCATE SHARES TO INCREASE THE MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARDS TO NON-EXECUTIVE DIRECTORS

At the Annual Meeting, the stockholders are being requested to consider and approve the material amendment to the 2010 Management Equity Incentive Plan (the “2010 Plan”) to increase the number of shares of common stock that may be allocated to awards to non-executive directors pursuant to the 2010 Plan from five percent (5%) to no more than eight and one quarter percent (8.25%) of the total shares available under the 2010 Plan.  The Board of Directors believes that such amendment is in the best interests of the Company and has approved the amendment subject to stockholder approval.  The following description of the 2010 Plan is a summary of certain provisions of the 2010 Plan including the proposed amendment and is qualified in its entirety by the text of the 2010 Plan, a copy of which is attached as Appendix A and should be read in conjunction with the following summary.

Purpose.  The objectives of our 2010 Plan are to attract and retain key employees and directors, encourage a sense of proprietorship of those persons in our Company, and stimulate the active interest of those persons in our development and financial success.

Administration.  Our compensation committee of the Board or any other committee the Board designates by a written resolution administers the 2010 Plan.  Subject to the provisions of the 2010 Plan, the compensation committee has full and exclusive power and authority to administer the 2010 Plan and to take all actions that the 2010 Plan specifically contemplates or that are necessary or appropriate in connection with the administration and operation of the 2010 Plan, including, without limitation, the authority and discretion to designate participants, the types of awards to be granted, the number of shares to be covered by awards, whether and under what circumstances an award may be exercised, settled, canceled or forfeited, the form of settlement and otherwise amend an award to conform to any legal requirement.  The compensation committee may delegate to our Chief Executive Officer and other senior officers its duties under the 2010 Plan.

Eligibility.  Any employees assigned or to be assigned positions of responsibility with us or any of our subsidiaries and whose performance,  in the judgment of the compensation committee, can have a significant effect on our success are eligible for employee awards.  Each director of ours who is not an employee is eligible for director awards under the 2010 Plan.

Number of Shares Authorized.  We have reserved 2,243,933 shares of our common stock for awards under the 2010 Plan.  No more than 2,243,933 shares of our common stock will be available for incentive stock options.  By no later than the fifth anniversary of our emergence from Chapter 11 bankruptcy proceedings, all 2,243,933 shares of our common stock reserved for issuance are required to be subject to an outstanding award or to have been delivered pursuant to the settlement of an award.  No more than eight and one quarter percent (8.25%) of the shares of our common stock available for issuance shall be allocated to non-executive directors.  Each participant who receives an award in the form of restricted stock units will also concurrently receive an award for an equal amount of incentive restricted stock units (which represent the right to receive 0.35020 of a share of common stock upon satisfaction of applicable vesting restrictions or upon such other basis as determined by the compensation committee in its sole discretion). If any award is forfeited or terminated, expires unexercised, or is settled in cash in lieu of common stock, shares of our common stock subject to the award will again be available for issuance.  In addition, any shares of common stock exchanged by a participant or withheld from a participant as full or partial payment of the exercise price or tax withholding upon exercise or payment of an award under the 2010 Plan will again immediately become available for awards.  If there is a change in our corporate capitalization, the Board shall make adjustments to the number of shares reserved for issuance under our 2010 Plan, the number of shares covered by awards then outstanding under our 2010 Plan, the limitations on awards under our 2010 Plan, the exercise price of outstanding awards and such other equitable adjustments as it may determine appropriate.

The 2010 Plan has a term of ten years, expiring on August 31, 2020 and no further awards may be granted after the expiration of the term.

Awards Available for Grant.  The compensation committee may grant awards in the form of stock options, stock appreciation rights, restricted or non-restricted stock or units denominated in stock, cash or any combination of the foregoing and may be subject to the achievement of performance goals.

Options.  The compensation committee is authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they satisfy the requirements of Section 422 of the U.S. Internal Revenue Code (the “Code”) for incentive stock options or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code.  These Options will be subject to the terms and conditions established by the compensation committee and all applicable terms and conditions will be provided for in an award agreement.  Under the terms of our 2010 Plan, Options must have an exercise price per share which is not less than the fair market value of the common stock on the date of grant.  The maximum term of any Option granted under the 2010 Plan will be ten years from the date of grant and may not include provisions that “reload” the Option upon exercise (i.e., automatically grant additional options upon the exercise of the original grant).  Payment in respect of the exercise of an Option may be made in cash or, if a participant so elects, according to methods the compensation committee may establish, including by means of tendering shares of common stock (at their fair market value on the date of exercise), the withholding of shares issuable upon exercise of such Option, through a broker-assisted “cashless exercise” procedure, or any combination thereof.  The compensation committee may provide for procedures to permit the exercise or purchase of any award by use of the proceeds to be received from the sale of common stock issuable pursuant to such award.

Stock Appreciation Rights.  The compensation committee is authorized to award stock appreciation rights (referred to as SARs) under the 2010 Plan. A SAR is a contractual right that allows a participant to receive, either in the form of cash or shares, the appreciation, if any, in the value of a share of common stock over a certain period of time.  The strike price for any SAR shall not be less than the fair market value of the common stock on the date on which the SAR is granted.  These SARs will be subject to terms established by the compensation committee and all applicable terms and conditions will be provided for in an award agreement.

Stock Awards.  The compensation committee is authorized to award stock awards under the 2010 Plan. Stock awards consist of restricted and non-restricted grants of common stock or units denominated in shares of common stock, including, without limitation, awards of restricted stock, restricted stock units and incentive restricted stock units.  Stock awards will be subject to the terms and conditions established by the compensation committee and all applicable terms and conditions will be provided for in an award agreement.  The compensation committee may provide for the accelerated vesting of a stock award following a change of control, termination of employment by reason of death, disability, or retirement, or termination of employment by us without cause or resignation by an employee for good reason or good cause.  Without limiting the foregoing, rights to dividends or dividend equivalents may be extended to and made part of any stock award in the discretion of the compensation committee.

Cash Awards.  The compensation committee is authorized to grant awards denominated in cash under the 2010 Plan.  These cash awards will be subject to the terms and conditions established by the compensation committee and all applicable terms and conditions will be provided for in an award agreement.

Performance Awards.  The compensation committee is authorized to grant under the 2010 Plan performance compensation awards by conditioning the vesting of the award on the satisfaction of certain performance goals.  The compensation committee may provide for accelerated vesting upon the occurrence of a change of control, termination of employment by reason of death, disability or retirement, or termination of employment by us without cause or resignation by an employee for good reason or good cause.  Performance awards may or may not qualify as performance-based compensation under Section 162(m) of the Code.  A performance goal may be based on one or more business criteria that apply to the employee, one or more of our business units, divisions or sectors or the Company as a whole and may include a comparison with a peer group of companies.  The compensation committee may establish performance goals with reference to one or more of the following:

net revenue or gross revenue;

revenue growth;

net income (before or after taxes);

stock price;

market share;

earnings per share;

return on equity;

return on assets;

decrease in costs;

operating income;

gross income;

cash flow;

gross profits;

gross margins;

operating margin;

working capital;

earnings before interest and taxes;

earnings before interest, tax, depreciation and amortization;

return on capital;

total stockholder return; or

economic value added.

For awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, no participant may be granted, during any one-year period, an award consisting of (i) Options or SARS that are exercisable for more than 500,000 shares of common stock, (ii) stock awards covering or relating to more than 500,000 shares of common stock, or (iii) cash awards (or any other form the 2010 Plan permits other than Options, SARs, or otherwise consisting of common stock or units denominated in common stock) having a value determined on the date of grant in excess of $2,000,000.

Transferability.  Unless the compensation committee otherwise determines and provides in the applicable award agreement, each award may be exercised during a participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules thereunder.

Amendment.  Our Board of Directors may amend, modify, suspend or terminate the 2010 Plan at any time; however, stockholder approval may be necessary if the law so requires.  No amendment, modification, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change of Control.   In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors, may, in its discretion, cause us to issue or assume awards by means of substitution, accelerate the vesting and exercisability or lapse of restrictions with respect to awards, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or cancel outstanding awards and pay the value of the awards to the participants.

U.S Federal Income Tax Consequences.  The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise of awards under the 2010 Plan and the disposition of shares purchased pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options and SARS.  The Code requires that, for treatment of an Option as “qualified” or an “incentive stock option,” shares of our common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options.  However, the spread at exercise will be an “item of tax preference” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs.  If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be.  Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option.  If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.  Finally, if an option that would otherwise be an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.  No income will be realized by a participant upon grant of a non-qualified stock option or SAR. Upon the exercise of a non-qualified stock option or SAR, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Cash Awards; Performance Awards; Stock Awards.  A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award or, if earlier, at the time such cash is otherwise made available for the participant to draw on.  A participant will not have taxable income on the grant of a stock award in the form of units denominated in common stock (“RSU”) but rather will generally recognize ordinary compensation income at the time the participant receives common stock or cash in satisfaction of such RSU in an amount equal to the fair market value of the common stock or the amount of cash received.  In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award or performance award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election pursuant to Section 83(b) of the Code to be taxed on the fair market value of the common stock when such stock is received.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time the participant recognizes income under the rules described above with respect to common stock or cash received pursuant to a cash award, performance award or stock award.  Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the immediately preceding paragraph are taxed as additional compensation, not as dividend income.  The tax basis of a participant in the common stock received will equal the amount recognized by the participant as compensation income under the rules described in the immediately preceding paragraph, and the holding period of any such individual in such shares will commence on the date income is so recognized.

Section 162(m).  In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.  Our ability to obtain a deduction for future payments under the 2010 Plan could also be limited by Section 280G of the Code, which prevents the deductibility of certain excess parachute payments made to certain employees in connection with a change in control of an employer.  Our ability to obtain a deduction for amounts paid under the 2010 Plan could be affected by Section 162(m) of the Code, which generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation.

New Plan Benefits

Awards that will be issued under the 2010 Plan will be determined based on the compensation committee’s assessment of amounts required to provide appropriate compensation and incentives to employees and directors.  Therefore, the amount of any future awards under the 2010 Plan cannot now be determined.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2010 MANAGEMENT EQUITY INCENTIVE PLAN TO REALLOCATE SHARES TO INCREASE THE MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARDS TO NON-EXECUTIVE DIRECTORS.

EXPENSES RELATING TO THIS PROXY SOLICITATION

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation, our officers, directors and regular employees may solicit proxies by telephone without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our common stock and obtaining the proxies of those owners.

OTHER INFORMATION

Date for Submission of Stockholder Proposals

            Under rules the SEC has established, any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2013 Annual Meeting of Stockholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 2925 Briarpark Drive, Suite 1050, Houston, Texas 77042, so that we receive that notice by no later than the close of business on November 30, 2012. If you submit a stockholder proposal, you must provide your name and address, the number of shares of common stock you hold of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

In addition, our bylaws establish an advance-notice procedure for stockholder proposals to be brought before an annual meeting. The procedure provides that stockholders must submit proposals to us in writing containing certain information specified in our bylaws no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of our preceding year’s annual meeting. These requirements are in addition to the SEC’s requirements with which a stockholder must comply to have a stockholder proposal included in our proxy statement. Stockholders may obtain a copy of our bylaws by making a written request to our Corporate Secretary.

Under these bylaw provisions, we must receive stockholder proposals for our 2013 Annual Meeting of Stockholders no earlier than the close of business on January 7, 2013 and no later than the close of business on February 8, 2013. Stockholders must deliver the proposals to Corporate Secretary, U.S. Concrete, Inc., 2925 Briarpark Drive, Suite 1050, Houston, Texas 77042.

We received no stockholder proposals and no stockholder director nominations for the 2012 Annual Meeting of Stockholders.

Householding of Annual Meeting Materials

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (“street-name stockholders”) and share a single address, if such a stockholder requested printed versions of these materials, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any other stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of the Notice, this proxy statement or the accompanying annual report to stockholders, or any future notices or proxy materials, may make a request for these items by contacting the bank, broker or other holder of record, or by contacting us by telephone at 713-499-6200, by e-mail to corporatesecretary@us-concrete.com or by mail to: U.S. Concrete, Inc., 2925 Briarpark Drive, Suite 1050, Houston, Texas 77042, Attention: Corporate Secretary. We will deliver the requested materials promptly upon receiving such a request.  The voting instructions sent to a street-name stockholder should provide information on how to request (1) householding of our future materials or (2) separate materials if only one set of documents is being sent to a household. If they do not, a stockholder who would like to make one of these requests should contact us as indicated above.

Other Matters

The Board of Directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the annual meeting, the persons named in the form of proxy will vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

Please vote via Internet or telephone or mail as soon as possible.  Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the 2012 Annual Meeting of Stockholders, no business can be transacted.  Therefore, please vote by telephone or over the Internet by following the instructions included in the Notice, or if you elected to receive printed versions of the materials, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the postage-paid return envelope enclosed with the printed materials. Please act promptly to ensure that you will be represented at the meeting.

By Order of the Board of Directors,

Katherine I. Hargis
Deputy General Counsel and Corporate Secretary
Houston, Texas
March 28, 2012

Appendix A

U.S. CONCRETE, INC.

MANAGEMENT EQUITY INCENTIVE PLAN

1.           Establishment of the Plan.  U.S. Concrete, Inc., a Delaware corporation (the “Company”), hereby establishes this U.S. Concrete, Inc. Management Equity Incentive Plan (the “Plan”), effective as of August 31, 2010.

2.           Definitions.  The following terms used in the Plan have the following respective meanings:

“Authorized Officer” means the CEO (or any other senior officer of the Company to whom the CEO delegates, by written notice to the Committee of that delegation, authority to execute any Award Agreement).

“Award” means a Director Award or an Employee Award.

“Award Agreement” means any written Director Award Agreement or Employee Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Cause” means unless otherwise determined by the Committee in the applicable Award Agreement, with respect to termination of a Participant’s employment, the following:  (a) in the case where there is an employment agreement or similar agreement in effect between the Company or a Subsidiary of the Company and the Participant at the time of grant of an Award that defines “cause” (or words of like import), “cause” as defined under such agreement, or (b) in the absence of any such agreement, (i) the Participant’s conviction of a felony crime or crime involving moral turpitude (or the Participant’s entering of a plea of nolo contendere to any charge against the Participant of a felony crime or crime involving moral turpitude) of any kind, (ii) the Participant’s violation of a Company policy that provides for termination of employment in the event of such a violation, (iii) the Participant’s continuing failure (except by reason of the Participant’s incapacity attributable to physical or mental illness or injury) to substantially perform the duties and responsibilities assigned to the Participant (provided those duties and responsibilities are commensurate and consistent with the capacity in which the Participant is employed with the Company or a Subsidiary of the Company) for a period of twenty (20) days after the Company has delivered to the Participant a written demand for substantial performance which specifically identifies the basis for the Company’s determination that the Participant has not substantially performed his or her duties and responsibilities, or (iv) the Participant’s engagement in any act of gross negligence, fraud or other conduct that is materially injurious to the Company, monetarily or otherwise.  With respect to termination of a Participant’s directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

“CEO” means the chief executive officer of the Company at that time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board (or any other committee of the Board which the Board designates by a written resolution to administer the Plan) or, if none is appointed, the entire Board.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

“Company” means U.S. Concrete, Inc., a Delaware corporation.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant under the Plan of any Nonqualified Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is a Nonemployee Director on such terms and subject to such conditions and limitations as the Committee may establish pursuant to the Plan and Director Award Agreement.

“Director Award Agreement” means a written agreement between the Company and a Participant who is a Nonemployee Director which sets forth the terms, conditions and limitations applicable to a Director Award granted to that Nonemployee Director.

“Dividend Equivalent” means a right that entitles the Participant to receive, with respect to each share of Restricted Stock or RSU that is subject to an underlying Award, an amount equal to all cash and stock dividends that are payable to stockholders of record on one share of Common Stock during the Restriction Period.

“Employee” means any person or entity that is employed by or providing services to the Company or any of its Subsidiaries.

“Employee Award” means the grant under the Plan of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is an Employee on such terms and subject to such conditions and limitations as the Committee may establish pursuant to the Plan and Employee Award Agreement.

“Employee Award Agreement” means a written agreement between the Company and a Participant who is an Employee which sets forth the terms, conditions and limitations applicable to an Employee Award granted to that Employee.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price on such date or, if such price is unavailable, the average of the closing bid and asked prices per share of Common Stock on such date (or in either event, if there was no trading in the Common Stock on such date, on the next preceding date on which such trading was reported) as provided by the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on such date; (ii) if shares of Common Stock are not so listed, the last sales price on such date or, if such price is unavailable, the average of the closing bid and asked prices per share of Common Stock on such date (or, if there was no trading in the Common Stock on such date, on the next preceding date on which such trading was reported) as reported by the National Quotation Bureau Incorporated; or (iii) if shares of Common Stock are not publicly traded on such date, as determined by the Board in its good faith discretion taking into account the requirements of Code Section 409A.

“Incentive Option” means an Option intended to comply with Code Section 422.

“Incentive Restricted Stock Unit” (“Incentive RSU”) means a unit evidencing the right to receive 0.35020 of a share of Common Stock that is subject to forfeiture provisions or other restrictions on transfer.

“Nonemployee Director” has the meaning specified in Paragraph 4(b).

“Nonqualified Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified exercise price.

“Participant” means a Nonemployee Director or Employee to whom an Award has been made under the Plan.

“Performance Award” means an award to a Participant who is an Employee or Director, the earning of which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard the Committee establishes to determine in whole or in part whether a Performance Award will be earned.

“Restricted Stock” means one share of Common Stock that is subject to forfeiture provisions or other restrictions on transfer until the expiration of the Restriction Period set forth in the applicable Award Agreement.

“Restricted Stock Unit” (“RSU”) means a unit evidencing the right to receive one share of Common Stock or equivalent cash value (as determined by the Committee in its sole discretion) that is subject to forfeiture provisions or other restrictions on transfer.

“Restriction Period” means a period of time beginning as of the effective date of an Award of Restricted Stock or RSUs and ending as of the date on which the Common Stock subject to that Award is no longer restricted as to its transfer or no longer subject to forfeiture provisions.

“Stock Appreciation Right” (“SAR”) means a right to receive, upon exercise, a payment, in cash or Common Stock (as determined by the Committee in its sole discretion), equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over the Fair Market Value of such shares of Common Stock on the date the right is granted, in each case as set forth in the Award Agreement.

“Stock Award” means an Award in the form of Common Stock or units denominated in Common Stock, including, without limitation, Awards of Restricted Stock, RSUs and Incentive RSUs.

“Subsidiary” means:  (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation which have the right to vote generally on matters submitted to a vote of the stockholders of that corporation; and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3.           Objectives.  The Company has designed the Plan to (i) attract and retain key Employees and qualified Nonemployee Directors, (ii) encourage the sense of proprietorship of those persons in the Company, and (iii) stimulate the active interest of those persons in the development and financial success of the Company by making Awards.

4.           Eligibility.

  (a)           Employees.  Employees assigned or to be assigned positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company are eligible for Employee Awards.  The Committee may grant an Employee Award to any individual who has agreed in writing to become an Employee within six months after the date of that agreement, provided that the effectiveness of that Award is subject to the condition that the individual actually becomes an Employee within that time period.

  (b)           Directors.  Directors who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”) are eligible for Director Awards.

5.           Common Stock Available for Awards.

  (a)           Subject to the provisions of Paragraph 14, there will be available for Awards granted wholly or partly in Common Stock (including Options or SARs that may be exercised for or settled in Common Stock) an aggregate of 2,243,933 shares of Common Stock.  No more than 2,243,933 shares of Common Stock will be used under the Plan for Awards of Incentive Options.  Shares of Common Stock which are the subject of Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered thereby are not issued to a Participant or are exchanged for consideration that does not involve Common Stock will again immediately become available for Awards.  In addition, any shares of Common Stock exchanged by a Participant or withheld from a Participant as full or partial payment to the Company of the exercise price or tax withholding upon exercise or payment of an Award under the Plan will again immediately become available for Awards.  The number of shares of Common Stock reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Options or SARs exercised.  Shares of Common Stock delivered under the Plan in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the applicable securities exchange for equity compensation plans applies.  The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares of Common Stock against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement.  The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to the Plan.

  (b)           By no later than the fifth anniversary of the Company’s emergence from Chapter 11 bankruptcy proceedings, all shares of Common Stock reserved for issuance hereunder shall be subject to an outstanding Award or shall have been delivered pursuant to the settlement of an Award.  Within thirty (30) days following the Company’s emergence from Chapter 11 bankruptcy proceedings, thirty-five percent (35%) of the shares of Common Stock available for delivery pursuant to Awards shall be allocated to Employee Awards.  No more than five percent (5%) of the shares of Common Stock available for delivery pursuant to Awards shall be allocated to Director Awards.  Each Participant who receives an Award in the form of RSUs shall also concurrently receive an equal number of Incentive RSUs.

6.           Administration.

  (a)           The Committee will administer the Plan.  Subject to the provisions hereof and applicable laws, the Committee will have full and exclusive power and authority to administer the Plan and to take all actions that the Plan specifically contemplates or that are necessary or appropriate in connection with the administration and operation hereof, including, without limitation, the authority and discretion to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award, including, without limitation, and as applicable, the exercise price, vesting schedules, conditions relating to exercise and termination of the right to exercise; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred, either automatically or at the election of the holder thereof or the Committee; (vii) review any decisions or actions made or taken by any Committee in connection with any Award or the operation, administration or interpretation of the Plan; and (viii) otherwise amend an Award in whole or in part from time-to-time as the Committee determines, in its sole and absolute discretion, to be necessary or appropriate to conform such Award to, or required to satisfy, any legal requirement (including without limitation the provisions of Section 409A of the Code), which amendment may be made retroactively or prospectively.

  (b)           The Committee also will have full and exclusive power to interpret the Plan and to adopt and amend from time to time such rules, regulations and guidelines for the administration of the Plan as the Committee may deem necessary or proper, and to adopt, amend, suspend or waive such rules, forms, instruments and guidelines, and appoint such agents, as it deems necessary, desirable or appropriate for the proper administration of the Plan, all of which powers will be exercised in the best interests of the Company and in keeping with the objectives of the Plan.  The Committee may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of any Award, eliminate or make less restrictive any restrictions any Award contains, waive any restriction or other provision of the Plan or any Award or otherwise amend or modify any Award in any manner that is either (i) not adverse to the Participant to whom that Award was granted or (ii) consented to in writing by that Participant.  The Committee may interpret, construe, administer, resolve any ambiguity, correct any defect or supply any omission or reconcile any inconsistency in the Plan, any Award Agreement or any instrument or agreement relating to the Plan in the manner and to the extent the Committee deems necessary or desirable to further the purposes of the Plan.  All designations, determinations, interpretations and other actions or decisions of the Committee will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned, including, without limitation, the Company, any Subsidiary, any shareholder, any Participant and their estate and any holder or beneficiary of any Award.

  (c)           No Committee member or Company officer to whom the Committee delegates authority (pursuant to Paragraph 7) will be liable for any action that person takes or omits to take in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as any applicable statute expressly provides.

  (d)           No Option or SAR may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except pursuant to Paragraph 14), if the effect would be to reduce the exercise price for the shares underlying such Award.

7.           Delegation of Authority.  The Committee may delegate to the CEO and to other senior officers of the Company its duties under the Plan on such terms and subject to such conditions or limitations as the Committee may establish.

8.           Awards.

  (a)           Employee Awards.  The Committee will determine the type or types of Employee Awards to be made and will designate from time to time the Employees who are to receive Employee Awards.  An Employee Award Agreement will (i) evidence each Employee Award, (ii) contain such terms, conditions and limitations as the Committee determines in its sole discretion, and (iii) be signed by the Participant to whom that Employee Award is made and an Authorized Officer.  Employee Awards may consist of those this Paragraph 8(a) lists and may be granted singly or in combination or in tandem with other Employee Awards.  Employee Awards also may be made in combination or in tandem with, in replacement of or as alternatives to grants or rights under the Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in Paragraph 14 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher exercise price nor may the exercise price of any Option or SAR be reduced, except in accordance with Paragraphs 6(d) and 14.  An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards on the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant.  All or part of an Employee Award may be subject to such conditions as the Committee may establish, which may include, but are not limited to, continuous employment or service with the Company and its Subsidiaries, achievement of specific business objectives, increases or maintenance of levels in specified indices, attainment or maintenance of specified growth rates and other comparable measurements of performance.  If a Participant holding an Employee Award ceases to be an Employee, any unexercised, deferred, unexercisable, unvested or unpaid portion of that Employee Award will be treated as the applicable Employee Award Agreement sets forth.

The types of Employee Awards that may be made under the Plan are as follows:

  (i)            Option.  An Employee Award may be in the form of an Incentive Option or a Nonqualified Option.  The Committee may designate an Option as an “incentive stock option” for purposes of Code Section 422, and any Stock Option that is not so designated shall be a Nonqualified Option.  The price at which any share of Common Stock may be purchased on the exercise of any Option will be not less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option.  No Option may be exercised after the expiration of 10 years from the date such Option is granted.  Notwithstanding any other provision of the Plan to the contrary, no Option may include provisions that “reload” the Option upon exercise (i.e. automatically grant additional options upon the exercise of the original grant).  Subject to the foregoing limitations, the Committee will determine the other terms, conditions and limitations applicable to each Option, including its term and the date or dates on which it becomes exercisable, and all applicable terms and conditions will be provided for in an Employee Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.

  (ii)           SAR.  An Employee Award may be in the form of an SAR.  The strike price for a SAR shall not be less than the Fair Market Value of a share of Common Stock on the date on which the SAR is granted.  The term of a SAR shall not exceed 10 years from the date of grant.  Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SAR awarded pursuant to the Plan, including its term and the date or dates on which it becomes exercisable, shall be determined by the Committee and provided for in an Employee Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.

  (iii)          Stock Award.  An Employee Award may be in the form of a Stock Award.  The terms, conditions and limitations of the Stock Award shall be determined by the Committee in its sole discretion and provided for in an Employee Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.  The Committee may provide for the accelerated vesting of a Stock Award at any time, including, without limitation, following a change of control or other specified event involving the Company, upon a termination of the applicable Employee’s employment by reason of death, disability or retirement, or upon termination of such Employee’s employment by the Company without Cause or by such Employee for good reason or good cause.

  (iv)         Cash Award.   An Employee Award may be in the form of a Cash Award, the terms, conditions and limitations applicable to which the Committee will determine and will be provided for in an Employee Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.

  (v)          Performance Awards.  Without limiting the type or number of Awards that may be made under the other provisions of the Plan, an Award may be in the form of a Performance Award.  The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to the Plan shall be determined by the Committee in its sole discretion and provided for in an Employee Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.  The Committee may provide for the accelerated vesting of a Performance Award at any time, including, without limitation, following a change of control or other specified event involving the Company, upon a termination of the applicable Employee’s employment by reason of death, disability or retirement, or upon termination of such Employee’s employment by the Company without Cause or by such Employee for good reason or good cause.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(a)                    Nonqualified Performance Awards.  Performance Awards granted to Employees or Nonemployee Directors that are not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine and shall be provided for in an Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.

(b)                   Qualified Performance Awards.  Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee in accordance with Code Section 162(m) prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain.  A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.  Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies.  A Performance Goal may apply to the individual, one or more lines or classes of products or services of the Company, one or more business divisions, groups or units of the Company, or the Company as a whole, and may include, among other criteria, one or more of the following:  net revenue or gross revenue, revenue growth, net income (before or after taxes), stock price, market share, earnings per share, return on equity, return on assets, decrease in costs, operating income, gross income, cash flow, gross profits, gross margins, operating margin, working capital, earnings before interest and taxes, earnings before interest, tax, depreciation and amortization, return on capital, total stockholder return, or economic value added.  Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including  restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges, events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in tax law or accounting standards required by generally accepted accounting principles.  In interpreting Plan provisions applicable to qualified Performance Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Participants whose compensation is, or is likely to be, subject to Code Section 162(m), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.  Prior to the payment of any compensation based on the achievement of Performance Goals for qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.  Subject to the foregoing provisions, the Committee will determine the terms, conditions and limitations applicable to Performance Awards, which shall be provided for in an Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.

(b)         The following limitations will apply to each Employee Award that is intended to qualify as qualified performance-based compensation under Code Section 162(m) to the extent required by Code Section 162(m):

  (i)           no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 500,000 shares of Common Stock;

  (ii)          no Participant may be granted, during any one-year period, Stock Awards that are intended to be Qualified Performance Awards covering or relating to more than 500,000 shares of Common Stock (this limitation and the limitation in clause (i) above being the “Stock-based Awards Limitations”); and

  (iii)         no Participant may be granted Employee Awards that are intended to be Qualified Performance Awards consisting of cash or that are in any other form the Plan permits (other than Employee Awards consisting of Options or SARs, or otherwise consisting of Common Stock or units denominated in Common Stock) in respect of any one-year period having a value determined on the date of grant in excess of $2,000,000.

(c)           Director Awards.   The Committee may grant a Nonemployee Director one or more Awards and establish the terms thereof consistent with the foregoing provisions of this Paragraph 8 for granting awards to Employees and subject to the applicable terms, conditions and limitations set forth in the Plan and the applicable Award Agreement.

9.           Payment of Awards.

  (a)           General.  Payment of Awards may be made in the form of cash or shares of Common Stock, or a combination thereof, and may include such restrictions as the Committee may determine, including, in the case of shares of Common Stock, restrictions on transfer and forfeiture provisions.  If payment of an Award is made in the form of shares of Restricted Stock, the applicable Award Agreement relating to those shares will specify whether they are to be issued at the beginning or end of the applicable Restriction Period.  If shares of Restricted Stock are to be issued at the beginning of their Restriction Period, the certificates evidencing those shares (to the extent that those shares are so evidenced) will contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.  If shares of Restricted Stock are to be issued at the end of the applicable Restricted Period, the right to receive those shares will be evidenced by book-entry registration or in such other manner as the Committee may determine.

  (b)           Deferral.  Subject to the requirements of Code Section 409A, with the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment.  The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures the Committee establishes taking into account the requirements of Code Section 409A.  Any deferred payment of an Award, whether elected by the Participant or specified by the applicable Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

  (c)         Dividends and Interest.  Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish.  The Committee also may establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of Common Stock or units denominated in Common Stock.

10.         Option Exercise.  The price at which shares of Common Stock may be purchased under an Option will be paid in full at the time of exercise in cash or, if the Participant so elects, the Participant may purchase those shares by such means as approved by the Committee which may include tendering shares of Common Stock valued at their Fair Market Value per share on the date of exercise, the withholding of shares issuable upon exercise of such Option, through a broker-assisted “cashless exercise” procedure, or any combination thereof.  The Committee will determine acceptable methods for Participants to tender Common Stock to exercise an Option.  The Committee may provide for procedures to permit the exercise or purchase of any Award by use of the proceeds to be received from the sale of Common Stock issuable pursuant to such an Award.

11.         Taxes.  The Company will have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of those taxes.  The Committee may permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required, provided that the use of shares of Common Stock to satisfy any such withholding obligation shall not exceed the minimum statutorily required withholding obligation.  If shares of Common Stock are used to satisfy tax withholding, those shares will be valued at their Fair Market Value per share when the tax withholding is required to be made.  Notwithstanding the foregoing, the Participant shall not be permitted to surrender shares in payment of any portion of the tax withholding amount if such action would cause the Company or any Subsidiary to recognize an additional compensation expense with respect to the applicable Award for financial reporting purposes, unless the Committee consents thereto.

12.         Amendment, Modification, Suspension or Termination.  The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose applicable law permits, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to that Participant will be made without the written consent of that Participant and (b) no amendment or alteration that would constitute a material revision to the Plan requiring stockholder approval under applicable legal requirements or the applicable requirements of any securities exchange on which the  Common Stock is listed will be made without stockholder approval.  The Plan shall terminate on the tenth anniversary of the date of its adoption by the Board, unless sooner terminated by the Board pursuant to the preceding sentence.  Termination of the Plan shall not affect any of the rights of any Participant under any Award outstanding on the termination date of the Plan, and such rights shall continue to be subject to the terms of the applicable Award Agreement and the Plan, notwithstanding the termination of the Plan.  Subject to Paragraph 14 below, no amendment, alteration or modification to an Option or SAR that has the effect of a repricing thereof or the cancellation and regrant of same which has the effect of reducing the exercise or strike price is allowable, except upon stockholder approval as contemplated under Paragraph 6(d).  Further, the Committee may not establish or maintain any program under which outstanding Options or SARs are surrendered or canceled in exchange for Options or SARs with a lower exercise price or greater economic value without stockholder approval.

13.         Assignability.  Unless the Committee otherwise determines and provides in the applicable Award Agreement, no Award or any other benefit under the Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.  The Committee may prescribe and include in any Award Agreement other restrictions on transfer.  Any attempted assignment of an Award or any other benefit under the Plan in violation of this Paragraph 13 will be null and void.

14.         Adjustments.

  (a)           The existence of outstanding Awards will not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stock (whether or not that issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

  (b)           In the event of any extraordinary distribution (whether in the form of cash, Common Stock, securities or other property), stock dividend, extraordinary cash dividend, recapitalization, reclassification stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, Common Stock exchange or other similar transaction or event, then (i) the number of shares of Common Stock reserved under the Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the Stock-based Award Limitations described in Paragraph 8(b) hereof, and (v) the appropriate Fair Market Value and other price determinations for such Awards shall each be appropriately and equitably adjusted by the Board to reflect such transaction.  In the event of any unusual or nonrecurring events (including, without limitation, the events described in the preceding sentence) affecting the Company or its financial statements or those of any Subsidiary or of changes in applicable laws, regulations or accounting principles, the Board shall make appropriate adjustments to (i) the number of shares of Common Stock reserved under the Plan, (ii) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock-based Award Limitations described in Paragraph 8(b) hereof, to give effect to such event or transaction; provided that such adjustments shall only be such as are determined by the Board in its sole discretion to be necessary to maintain the proportionate interest of the holders of the Awards and preserve the value of such Awards without increasing or decreasing their then current value.

  (c)           In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may (but is not obligated to) make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Code Section 424(a) applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess (if any) of the Fair Market Value of Common Stock on such date over the exercise price or grant price of such Award (for the avoidance of doubt, if there is no such excess, the Option or SAR shall be canceled for no consideration).

  (d)           Except as expressly provided in the Plan or an Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to any Award.

  (e)           No provision of this Paragraph 14 shall be given effect to the extent that such provision would cause any tax to become due under Code Section 409A.

15.         Restrictions.

  (a)           No Common Stock or other form of payment will be issued with respect to any Award unless the Company is satisfied, on the basis of advice of its counsel, that the issuance will comply with applicable federal and state securities laws, including the Securities Act of 1933, as amended.  Certificates evidencing shares of Common Stock delivered under the Plan (to the extent that the shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system on which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law.  The Committee may cause a legend or legends to be placed upon those certificates (if any) to make appropriate reference to those restrictions.

  (b)           The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Company may, in its discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws or the rules or regulations of any exchange on which the shares are then listed for trading.  The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award.  During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.         Unfunded Plan.  Insofar as the Plan provides for Awards of cash, Common Stock or rights thereto, it will be unfunded.  Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Common Stock or rights thereto under the Plan, it will use any such accounts merely as a bookkeeping convenience.  The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will the Plan be construed as providing for that segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under the Plan.  Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under the Plan will be based solely on any contractual obligations that the Plan and any Award Agreement create, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Board nor the Committee will be required to give any security or bond for the performance of any obligation that the Plan creates.

17.         Code Section 409A.  The Plan is intended not to be governed by or to comply with the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award is subject to Code Section 409A, it shall be paid in a manner that will comply with Code Section 409A, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any shares of Common Stock issued or amounts payable hereunder will be taxable to a Participant under Code Section 409A and related Department of Treasury guidance, prior to delivery to such Participant of such shares of Common Stock or payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Code Section 409A.  The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Code Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.  Notwithstanding any contrary provision in the Plan or Award Agreement, any payment of “nonqualified deferred compensation” (within the meaning of Code Section 409A) that is otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such Employee’s “separation from service” (within the meaning of Code Section 409A) (other than a payment that is not subject to Code Section 409A) shall be delayed for the first six (6) months following such “separation from service” (or, if earlier, the date of death of the “specified employee”) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

18.         Governing Law.  The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware.

19.         No Retention Rights; No Right to Incentive Award.  Nothing in the Plan, any Award Agreement or in any Award granted under the Plan shall confer upon a Participant any right to continue in service or employment for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Subsidiary or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her service or employment at any time and for any reason, with or without Cause.  No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

20.         Settlement of Awards; Fractional Shares.  Each Award Agreement shall set forth the form in which the Award shall be settled.  The Committee shall determine whether fractional shares of Common Stock shall be issued under the Plan, whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be rounded, forfeited or otherwise eliminated.

21.         Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

22.         Severability.  If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

23.         Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.